EXECUTION COPY

                                              Published CUSIP Number: _________


                                CREDIT AGREEMENT

                          Dated as of December 22, 2005

                                      among

                   INTEGRA LIFESCIENCES HOLDINGS CORPORATION,
                             a Delaware corporation,
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

                                  CITIBANK FSB

                                       and

                                 SUNTRUST BANK,
                            as Co-Syndication Agents,

                              ROYAL BANK OF CANADA

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                           as Co-Documentation Agents

                                       and

                         THE OTHER LENDERS PARTY HERETO



                         BANC OF AMERICA SECURITIES LLC,

                                       as
                       Sole Lead Arranger and Book Manager

                                 TABLE OF CONTENTS

         Section                                                           Page


ARTICLE I         DEFINITIONS AND ACCOUNTING TERMS............................1

  Section 1.01      Defined Terms.............................................1

  Section 1.02      Other Interpretive Provisions............................28

  Section 1.03      Accounting Terms..........................................28

  Section 1.04      Rounding..................................................29

  Section 1.05      Times of Day..............................................29

  Section 1.06      Letter of Credit Amounts..................................29

ARTICLE II        THE LOANS...................................................30

  Section 2.01      The Loans.................................................30

  Section 2.02      Borrowings, Conversions and Continuations of Loans........30

  Section 2.03      Letters of Credit.........................................32

  Section 2.04      Swing Line Loans..........................................40

  Section 2.05      Prepayments...............................................43

  Section 2.06      Termination or Reduction of Commitments...................44

  Section 2.07      Repayment of Loans........................................44

  Section 2.08      Interest..................................................44

  Section 2.09      Fees......................................................45

  Section 2.10      Computation of Interest and Fees..........................46

  Section 2.11      Evidence of Debt..........................................46

  Section 2.12      Payments Generally; Administrative Agent's Clawback.......47

  Section 2.13      Sharing of Payments by Lenders............................48

  Section 2.14      Increase in Aggregate Commitments.........................49

ARTICLE III       TAXES, YIELD PROTECTION AND ILLEGALITY......................50

  Section 3.01      Taxes.....................................................50

  Section 3.02      Illegality................................................52

  Section 3.03      Inability to Determine Rates..............................53

  Section 3.04      Increased Costs; Reserves on Eurodollar Rate Loans........53

  Section 3.05      Compensation for Losses...................................55

  Section 3.06      Mitigation Obligations; Replacement of Lenders............55

  Section 3.07      Survival..................................................56

                               TABLE OF CONTENTS
                                   (continued)

        Section                                                            Page


ARTICLE IV        CONDITIONS PRECEDENT TO CREDIT EXTENSIONS...................56

  Section 4.01      Conditions to Closing.....................................56

  Section 4.02      Conditions to all Credit Extensions.......................60

ARTICLE V         REPRESENTATIONS AND WARRANTIES..............................61

  Section 5.01      Existence, Qualification and Power........................61

  Section 5.02      Authorization; No Contravention...........................61

  Section 5.03      Governmental Authorization; Other Consents................62

  Section 5.04      Binding Effect............................................62

  Section 5.05      Financial Statements; No Material Adverse Effect; No
                    Internal Control Event....................................62

  Section 5.06      Litigation................................................63

  Section 5.07      No Default................................................63

  Section 5.08      Subsidiaries and Equity Investments.......................63

  Section 5.09      Ownership.................................................63

  Section 5.10      Ownership of Personal Property; Liens.....................64

  Section 5.11      Intellectual Property; Licenses, Etc......................64

  Section 5.12      Real Estate, Lease........................................64

  Section 5.13      Environmental Matters.....................................65

  Section 5.14      Security Documents........................................65

  Section 5.15      Insurance.................................................66

  Section 5.16      Transactions with Affiliates..............................66

  Section 5.17      Taxes.....................................................66

  Section 5.18      ERISA Compliance..........................................67

  Section 5.19      Purpose of Loans and Letters of Credit....................67

  Section 5.20      Margin Regulations; Investment Company Act; Public
                    Utility Holding Company Act...............................67

  Section 5.21      Disclosure................................................68

  Section 5.22      Compliance with Laws......................................68

  Section 5.23      Labor Matters.............................................68

                               TABLE OF CONTENTS
                                   (continued)

        Section                                                            Page

  Section 5.24      Solvency..................................................69

  Section 5.25      Material Contracts........................................69

  Section 5.26      Nature of Business........................................69

ARTICLE VI        AFFIRMATIVE COVENANTS.......................................69

  Section 6.01      Financial Statements......................................70

  Section 6.02      Certificates; Other Information...........................70

  Section 6.03      Notices...................................................73

  Section 6.04      Payment of Obligations....................................73

  Section 6.05      Preservation of Existence, Etc............................73

  Section 6.06      Maintenance of Properties.................................74

  Section 6.07      Maintenance of Insurance; Certain Proceeds................74

  Section 6.08      Compliance with Laws......................................75

  Section 6.09      Books and Records.........................................75

  Section 6.10      Inspection Rights.........................................75

  Section 6.11      Further Assurances with Respect to Additional
                    Loan Parties..............................................75

  Section 6.12      Further Assurances with Respect to Additional
                    Collateral................................................76

  Section 6.13      Performance of Material Contracts, etc....................76

  Section 6.14      Use of Proceeds...........................................76

  Section 6.15      Environmental.............................................76

ARTICLE VII       NEGATIVE COVENANTS..........................................77

  Section 7.01      Liens.....................................................77

  Section 7.02      Investments...............................................78

  Section 7.03      Indebtedness..............................................80

  Section 7.04      Fundamental Changes and Acquisitions......................82

  Section 7.05      Dispositions..............................................83

  Section 7.06      Restricted Payments.......................................84

  Section 7.07      Amendment, Etc............................................85

  Section 7.08      Change in Nature of Business..............................85

                               TABLE OF CONTENTS
                                   (continued)

        Section                                                            Page
  Section 7.09      Transactions with Affiliates..............................86

  Section 7.10      Limitations on Restricted Actions.........................86

  Section 7.11      Sale-Leasebacks; Off-Balance Sheet Obligation.............86

  Section 7.12      Use of Proceeds...........................................86

  Section 7.13      Impairment of Security Interests..........................86

  Section 7.14      Ownership of Foreign Subsidiaries.........................87

  Section 7.15      Fiscal Year...............................................87

  Section 7.16      Partnerships, etc.........................................87

  Section 7.17      Financial Covenants.......................................87

  Section 7.18      Independent of Covenants..................................87

ARTICLE VIII      EVENTS OF DEFAULT AND REMEDIES..............................87

  Section 8.01      Events of Default.........................................87

  Section 8.02      Remedies Upon Event of Default............................90

  Section 8.03      Application of Funds......................................90

ARTICLE IX        ADMINISTRATIVE AGENT........................................92

  Section 9.01      Appointment and Authority.................................92

  Section 9.02      Rights as a Lender........................................92

  Section 9.03      Exculpatory Provisions....................................92

  Section 9.04      Reliance by Administrative Agent..........................93

  Section 9.05      Delegation of Duties......................................93

  Section 9.06      Resignation of Administrative Agent.......................93

  Section 9.07      Non-Reliance on Administrative Agent and Other Lenders....94

  Section 9.08      No Other Duties, Etc......................................95

  Section 9.09      Administrative Agent May File Proofs of Claim.............95

  Section 9.10      Collateral and Guaranty Matters...........................95

ARTICLE X         MISCELLANEOUS...............................................96

  Section 10.01     Amendments, Etc...........................................96

  Section 10.02     Notices; Effectiveness; Electronic Communication..........97

                               TABLE OF CONTENTS
                                   (continued)

        Section                                                            Page

  Section 10.03     No Waiver; Cumulative Remedies............................99

  Section 10.04     Expenses; Indemnity; Damage Waiver.......................100

  Section 10.05     Payments Set Aside.......................................101

  Section 10.06     Successors and Assigns...................................102

  Section 10.07     Treatment of Certain Information; Confidentiality........106

  Section 10.08     Right of Setoff..........................................107

  Section 10.09     Interest Rate Limitation.................................107

  Section 10.10     Counterparts; Integration; Effectiveness.................108

  Section 10.11     Survival of Representations and Warranties...............108

  Section 10.12     Severability.............................................108

  Section 10.13     Replacement of Lenders...................................108

  Section 10.14     Governing Law; Jurisdiction; Etc.........................109

  Section 10.15     Waiver of Jury Trial.....................................110

  Section 10.16     USA Patriot Act Notice...................................110

  Section 10.17     Time of the Essence......................................110

SCHEDULES

  2.01.....Commitments and Applicable Percentages
  5.03.....Approvals and Consents
  5.08.....Subsidiaries and Other Equity Investments
  5.13.....Environmental Matters
  5.16.....Transactions with Affiliates
  5.23.....Labor Matters
  5.25.....Material Contracts
  7.01.....Existing Liens
  7.02.....Existing Investments
  7.03.....Existing Indebtedness
  10.02....Administrative Agent's Office, Certain Addresses for Notices
  10.06....Processing and Recordation Fees


EXHIBITS

  Exhibit A         Form of Loan Notice
  Exhibit B         Form of Swing Line Loan Notice
  Exhibit C         Form of Note
  Exhibit D         Form of Compliance Certificate
  Exhibit E         Form of Assignment of Assumption
  Exhibit F         Subsidiary Guaranty Agreement
  Exhibit G         Form of Joinder Agreement
  Exhibit H         Opinion Matters
  Exhibit I         Form of Pledge Agreement
  Exhibit J         Form of Security Agreement
  Exhibit K         Form of Subordination Agreement

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT (this "Agreement") is entered into as of December 22, 2005 among INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank FSB and SunTrust Bank, as Co-Syndication Agents, and Royal Bank of Canada and Wachovia Bank, National Association, as Co-Documentation Agents. Capitalized terms used herein shall have the meanings assigned thereto in Section 1.01 of this Agreement.

                                   WITNESSETH:

         WHEREAS, the Borrower has requested that the Lenders provide a revolving credit facility to the Borrower in the aggregate principal amount of $200 million and the Lenders are willing to do so on the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquisition", by any Person, means the purchase or acquisition in a single transaction or a series of transactions by any such Person, individually or together with its Affiliates, of (a) any Equity Interest of another Person (other than a Loan Party) sufficient to cause such Person to become a direct or indirect Subsidiary of the Borrower or (b) all or a substantial portion of the Property of another Person (other than a Loan Party), including, without limitation, all or a substantial portion of the Property comprising a division, business unit or line of business, whether involving a merger or consolidation with such other Person. "Acquire" has a meaning correlative thereto.

         "Administrative Agent" means Bank of America in its capacity as administrative agent and collateral agent, as applicable, under any of the Loan Documents, or any successor administrative agent and collateral agent, as provided in Section 9.06.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as to which the Administrative Agent may from time to time notify the Borrower and the Lenders.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Aggregate Commitments" means the Commitments of all the Lenders.

         "Agreement" means this Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

         "Applicable Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the Commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Pricing Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):


                                 APPLICABLE RATE

                  Loans, Swing Line Loans and Letters of Credit

                              Eurodollar Base Rate
                                Rate Loans and
   Pricing      Pricing        Loans and Letters    Swing Line    Commitment
    Level        Ratio            of Credit           Loans          Fees

      I      => 2.50 to 1.0          1.50%            .50%           .25%


     II      <2.50 to 1.0 but        1.25%            .25%           .20%
             => 1.75 to 1.0

     III     < 1.75 to 1.0 but      1.125%            .125%          .20%
             => 1.0 to 1.0

     IV      < 1.0 to 1.0            .75%               0%            .15%


         Any increase or decrease in the Applicable Rate resulting from a change in the Pricing Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to
Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered within 5 Business Days of its becoming due in accordance with such
Section 6.02(b), then Pricing Level I will be applicable until the date five

Business Days after the appropriate Compliance Certificate is delivered, whereupon the Applicable Rate shall be adjusted based on the information contained in the Compliance Certificate. The Applicable Rate in effect during the period from the Closing Date until the quarterly Compliance Certificate is delivered for the period ending March 31, 2006 shall be determined based upon Pricing Level II.

         "Approved Bank" has the meaning specified in the definition of "Cash Equivalents".

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arranger" means Banc of America Securities, in its capacity as sole lead arranger and sole book manager.

         "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

         "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

         "Attributable Indebtedness" means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Off-Balance Sheet Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease.

         "Audited Financial Statements" means (a) the audited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 2004, and (b) the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Consolidated Subsidiaries, including the notes thereto.

         "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the Commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

         "Banc of America Securities" means Banc of America Securities LLC and its successors.

         "Bank of America" means Bank of America, N.A. and its successors.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its "prime rate." The "prime rate" is a rate set by the Administrative Agent based upon various factors including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Borrower" has the meaning specified in the introductory paragraph hereto.

         "Borrower Materials" has the meaning specified in Section 6.02.

         "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01 or a Swing Line Borrowing, as the context may require.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located or the State of New York and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Businesses" has the meaning specified in Section 5.13(a).

         "Capital Assets" means, with respect to any Person, all equipment, fixed assets and real property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such Person.

         "Capitalized Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person.

         "Cash Collateral" and "Cash Collateralize" have the meanings specified in Section 2.03(g).

         "Cash Equivalents" means:

                  (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than thirty-six (36) months from the date of acquisition;

                  (b) marketable obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least "AA" by S&P, or the equivalent thereof by Moody's, having maturities of not more than three years from the date of acquisition;

                  (c) time deposits (including eurodollar time deposits), certificates of deposit (including eurodollar certificates of deposit) and bankers' acceptances of (i) any Lender or any Affiliate of any Lender, (ii) any commercial bank of recognized standing either organized under the laws of the United States (or any State or territory thereof) having capital and surplus in excess of $250,000,000 or (iii) any bank whose short term commercial paper rating (at the time of acquisition of such security) by S&P is at least "A-1" or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition;

                  (d) commercial paper and variable or fixed rate notes issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short term commercial paper rating (at the time of acquisition of such security) of at least "A-1" or the equivalent thereof by S&P or at least "P-1" or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating (at the time of acquisition of such security) of at least "Aa" or the equivalent thereof by Moody's and in each case maturing within three years after the date of acquisition; and

                  (e) repurchase agreements with any Lender or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents; provided that the terms of such repurchase agreements comply with the guidelines set forth in the "Federal Financial Institutions Examinations Council Supervisory Policy Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency in October 31, 1985".

         "Cash Management Bank" means any party to a Cash Management Services Agreement with the Borrower or any of its Subsidiaries which party was a Lender or an Affiliate of a Lender under this Agreement at the time it entered into such Cash Management Services Agreement.

         "Cash Management Services Agreement" means any agreement to provide management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management services that is entered into by and between a Loan Party and any Cash Management Bank.

         "Casualty" means any casualty or other loss, damage or destruction.

         "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

         "Change of Control" means, an event or series of events by which:

                  (a) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

                  (b) any Person or two or more Persons acting in concert, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over Voting Securities of the Borrower on a fully-diluted basis assuming the conversion and/or exercise of all outstanding Equity Interests of the Borrower owned by such Person or Persons representing 30% or more of the combined voting power of such Voting Securities.

         "Closing Date" means December 22, 2005.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means all the "Collateral" referred to in the Collateral Documents and any other assets and property that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties; provided, that, the parties acknowledge that assets and property acquired after the Closing Date, as permitted herein or otherwise, of the type described in the Collateral Documents are and shall be pledged to the Administrative Agent for the benefit of the Secured Parties as contemplated by Sections 6.11 and 6.12.

         "Collateral Documents" means, collectively, the Security Agreement, the Pledge Agreement and any other security agreements, pledge agreements or similar instruments delivered to the Administrative Agent as collateral agent from time to time pursuant to Sections 6.11 and 6.12, and each other agreement, instrument or document that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

         "Commitment" means, as to each Lender, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and "Commitments" means the Commitments of all the Lenders.

         "Commitment Fee" has the meaning specified in Section 2.09(a).

         "Commitment Letter" means the commitment letter agreement dated November 2, 2005 among the Borrower, Bank of America, and the Arranger.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit D hereto.

         "Condemnation" means any taking of Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.

         "Condemnation Award" means all proceeds of any Condemnation or transfer in lieu thereof.

         "Consolidated Capital Expenditures" means, for any period for any Person and its Subsidiaries determined on a consolidated basis, without duplication (a) all expenditures made directly or indirectly during such period for Capital Assets (whether paid in cash or other consideration or accrued as a liability and including, without limitation, all expenditures for maintenance and repairs which are required, in accordance with GAAP, to be capitalized on the books of such Person) and (b) solely to the extent not otherwise included in clause (a) of this definition, the aggregate principal amount of all Indebtedness (including, without limitation, obligations in respect of Capitalized Leases) assumed or incurred during such period in connection with any such expenditures for Capital Assets. For purposes of this definition, (i) Permitted Acquisitions shall not be included in Consolidated Capital Expenditures, and (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with Insurance Proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such Insurance Proceeds, as the case may be.

         "Consolidated Cash Interest Charges" means for any period, for any Person and its Subsidiaries determined on a consolidated basis, Consolidated Interest Charges for such period; provided that all non-cash interest expense shall be excluded.

         "Consolidated Cash Taxes" means, for any period, for any Person and its Subsidiaries determined on a consolidated basis, the aggregate amount of all income taxes of such Person, determined on a consolidated basis to the extent the same are paid in cash by such Person during such period.

         "Consolidated EBITDA" means, for any period, for any Person and its Subsidiaries determined on a consolidated basis, an amount equal to Consolidated Net Income for such period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period; (ii) the provision for federal, state, local and foreign income taxes payable for such period; (iii) depreciation and amortization expense; and
(iv) other expenses and all equity compensation charges reducing Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period. Consolidated EBITDA is subject to calculation on a Pro Forma Basis in accordance with the provisions in Section 1.03.

         "Consolidated EBITDAR" means, for any period, for any Person and its Subsidiaries determined on a consolidated basis, an amount equal to Consolidated EBITDA for such period, plus, to the extent deducted in calculating Consolidated Net Income for such period, Rental Expense for such period.

         "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDAR, minus Consolidated Capital Expenditures for such period (other than any thereof financed by Indebtedness), to (b) Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges" means, for any period for any Person and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Cash Interest Charges for such period plus (b) Consolidated Scheduled Debt Payments for such period plus (c) Consolidated Cash Taxes for such period plus (d) Rental Expense for such period. Consolidated Fixed Charges are subject to calculation on a Pro Forma Basis in accordance with the provisions of Section 1.03.

         "Consolidated Funded Indebtedness" means, for any Person and its Subsidiaries determined on a consolidated basis, as of any date of determination, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness (except as provided in clause (d) below), (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business),
(e) Attributable Indebtedness in respect of Capitalized Leases and Off-Balance Sheet Obligations, (f) without duplication all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above, and (g) all Indebtedness of the types referred to in clauses (a) through
(f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse (except for customary exceptions to non-recourse provisions such as fraud, misappropriation of funds and environmental liabilities) to such Person or any such Subsidiary.

         "Consolidated Interest Charges" means, for any period, for any Person and its Subsidiaries determined on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, loan fees, charges and related expenses in connection with Indebtedness (including capitalized interest), in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP.

         "Consolidated Net Income" means, for any period, for any Person and its Subsidiaries determined on a consolidated basis, the net income (excluding extraordinary gains but including extraordinary cash losses other than losses related to the Permitted Swap Termination and fees related to the Convertible Note Exchange) of such Person for that period.

         "Consolidated Scheduled Debt Payments" means, for any period for any Person and its Subsidiaries determined on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness (including, without limitation, the principal component of Capitalized Leases paid or payable during such period, but excluding payments due on Loans during such period); provided that Consolidated Scheduled Debt Payments for any period shall not include (i) voluntary prepayments of Consolidated Funded Indebtedness, (ii) mandatory prepayments of Consolidated Funded Indebtedness, or (iii) any balloon, bullet or similar final payment.

         "Consolidated Senior Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness less the outstanding principal amount of the Convertible Notes and all Indebtedness that is expressly subordinated to such person's indebtedness, obligations and liabilities to the Lenders under the Loan Documents in form and substance reasonably acceptable to the Administrative Agent as of such date to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters most recently ended.

         "Consolidated Subsidiary" means with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

         "Consolidated Total Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters most recently ended.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person, or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Convertible Note Exchange" means a transaction exchanging the Convertible Notes for substantially similar securities (i) permitting net share settlement, (ii) in an aggregate principal amount no greater than that of the Convertible Notes as of the date of exchange, and (iii) containing only those incentives to induce holders thereof to participate in such exchange as are commercially reasonable.

         "Convertible Notes" means those certain 2.5% Contingent Convertible Subordinated Notes due March 2008, issued by the Borrower pursuant to the Indenture, dated as of March 31, 2003, between the Borrower and Wells Fargo Bank, Minnesota National Association, as Trustee, in the principal amount of $120 million, and any securities issued in exchange therefor in accordance with this Agreement.

         "Credit Extension" means each of the following: (a) a Borrowing; and
(b) an L/C Credit Extension.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) in the case of Eurodollar Rate Loans, the sum of (i) the Eurodollar Rate for such Loans, plus
(ii) the Applicable Rate applicable to such Loans, plus (iii) 2% per annum, (b) in the case of the Letter of Credit Fees, a rate equal to (i) the Applicable Rate plus 2% per annum, (c) in the case of Base Rate Loans and for all other Obligations, the sum of (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans, plus (iii) 2% per annum.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of a Borrowing or participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Disposition" or "Dispose" means the sale, transfer, license, lease, Casualty or Condemnation or other disposition (including any Sale and Leaseback

Transaction or any sale of any Equity Interest of any Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes issued by any other Person or accounts receivable or any rights and claims associated therewith or any capital stock of, or other Equity Interests in, any other Person; provided that the foregoing shall not be deemed to imply that any such disposition is permitted under this Agreement. The term "Disposition" shall not include any Equity Issuance.

         "Dollar" and "$" mean lawful money of the United States.

         "Domestic Subsidiary" means a Subsidiary that is organized under the Laws of a political subdivision of the United States.

         "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

         "Equity Issuance" means (i) any issuance by the Borrower or any of its Subsidiaries of any capital stock or other Equity Interests to any Person or receipt by the Borrower or any of its Subsidiaries of a capital contribution from any Person, including the issuance of Equity Interests pursuant to the exercise of options or warrants and the conversion of any Indebtedness to equity; provided that the foregoing shall not be deemed to imply that any such issuance is permitted under this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower or any of its Subsidiaries within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any of its Subsidiaries or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under
Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any of its Subsidiaries or any ERISA Affiliate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" has the meaning specified in Section 8.01.

         "Excluded Subsidiaries" means all Foreign Subsidiaries and those Domestic Subsidiaries with aggregate assets at any time not greater than $5,000,000 that are designated by the Borrower as "Excluded Subsidiaries". As of the Closing Date, Newdeal Inc., a Texas corporation, is designated as an Excluded Subsidiary.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with
Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).

         "Executive Officer" means (i) with respect to the Borrower, those officers with titles of president, chief executive officer, executive vice-president and senior vice-president, and (ii) with respect to any other Loan Party, those officers with titles of president, chief executive officer and vice president.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means the fee letter agreement dated November 2, 2005 among the Borrower, Bank of America, and the Arranger.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Subsidiary" means a Subsidiary that is not organized under the Laws of a political subdivision of the United States or a state thereof.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

         "Granting Lender" has the meaning specified in Section 10.06(h).

         "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, that, the term Guarantee shall not include (i) endorsements of instruments for collection in the ordinary course, (ii) customary exceptions to non-recourse provisions such as fraud, misappropriation of funds and environmental liabilities or (iii) assurances relating to environmental matters. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such

Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Honor Date" has the meaning specified in Section 2.03(c)(i).

         "Increase Effective Date" has the meaning specified in Section 2.14.

         "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all direct or contingent obligations of such Person arising under letters of credit, bankers' acceptances, bank guaranties, surety bonds and similar instruments;

                  (c) net payment obligations of such Person under any Swap Contract;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f) Capitalized Leases and Off-Balance Sheet Obligations;

                  (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

                  (h) all Indebtedness in respect of any of the foregoing of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on the property, including, without limitation, accounts and contract rights owned by such Person, even though such Person has not assumed or become liable for such Indebtedness; and

                  (i) all Guarantees of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer in an amount proportionate to such Person's interest therein, unless such Indebtedness is expressly made non-recourse to such Person (subject to customary exceptions to non-recourse provisions such as fraud, misappropriation of funds and environmental liabilities) or except to the extent such Indebtedness is owed by such partnership or joint venture to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Off-Balance Sheet Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Indemnitees" has the meaning specified in Section 10.04(b).

         "Information" has the meaning specified in Section 10.07.

         "Insurance Proceeds" means all insurance proceeds (other than business interruption insurance proceeds), damages, awards, claims and rights of action with respect to any Casualty.

         "Intercompany Notes" means the promissory notes issued as contemplated by Section 7.02(d), substantially in the form of Exhibit A to the Pledge Agreement.

         "Interest Payment Date" means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, and
(b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

         "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in the Loan Notice; provided that:

                  (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                  (b) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the Maturity Date for the applicable Loan.

         "Internal Control Event" means a material weakness in, or fraud that involves officers who have a significant role in and involving, the Borrower's internal control over financial reporting, in each case as described in the Securities Laws.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of, any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a division, business unit or line of business. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IP Rights" has the meaning specified in Section 5.11.

         "IRS" means the United States Internal Revenue Service.

         "ISP" means with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

         "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

         "Joinder Agreement" means a joinder agreement executed and delivered in accordance with the provisions of Section 6.11, substantially in the form of Exhibit G hereto.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental

Authority, in each case whether or not having the force of law (including, without limitation, under the Federal Food, Drug and Cosmetic Act, the Safe Medical Devices Act of 1990, the FDA Modernization Act of 1997, and additional laws and regulations relating to medical devices promulgated by various governments and governmental agencies, the International Standards Organization's regulations and registration requirements and the European Medical Device Directives).

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrower on the Honor Date or refinanced as a Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

         "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount remaining to be drawn.

         "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes each Lender with a commitment to make Loans as designated in Section 2.01 or in an Assignment and Assumption pursuant to which such Lender becomes a party hereto; provided that references to "Lenders" shall include Bank of America in its capacity as the Swing Line Lender; for purposes of clarification only, to the extent that the Swing Line Lender may have rights and obligations in addition to those of the other Lenders due to its status as Swing Line Lender, its status as such will be specifically referenced.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as to which a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" means any standby letter of credit issued hereunder.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer (modified to the extent that the terms thereof are inconsistent with the terms hereof).

         "Letter of Credit Expiration Date" means the day that is thirty days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the immediately preceding Business Day).

         "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

         "Letter of Credit Sublimit" means an amount equal to the lesser of (a) $10 million and (b) the Aggregate Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "License" means any license, certification, accreditation, consent, permit or other authorization or approval which is required to be obtained from any Governmental Authority in connection with the operation of the Borrower and its Subsidiaries, including the development, testing, marketing, manufacturing and pricing and sale of medical devices.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

         "Liened Property" has the meaning specified in Section 6.11.

         "Liquidity" means, as of any date, an amount which equals the sum of
(i) the amount of cash and Cash Equivalents as of such date of the Loan Parties that is not subject to any restriction regarding the use or investment thereof (except as provided in customary investment account agreements) and (ii) the Aggregate Commitments minus the Outstanding Amount as of such date.

         "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a loan made pursuant to Section 2.01, Swing Line Loan or L/C Advance. Each Loan may be divided into tranches which are Base Rate Loans or Eurodollar Rate Loans (each a "Type" of Loan).

         "Loan Documents" means this Agreement, the Notes, each Issuer Document, each Secured Swap Contract, each Secured Cash Management Services Agreement, the Fee Letter, the Subsidiary Guaranty, and the Collateral Documents and all other documents delivered to the Administrative Agent, the L/C Issuer or any Lender in connection herewith or therewith relating specifically to the Obligations.

         "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, in each case, if in writing, shall be substantially in the form of Exhibit A hereto.

         "Loan Party" means, the Borrower and each Subsidiary Guarantor, and "Loan Parties" means any combination of the foregoing.

         "Master Agreement" has the meaning specified in the definition of "Swap Contract".

         "Material Adverse Effect" means (a) a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) a material adverse effect on the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, (c) a material adverse effect upon the legality, validity or binding effect of any Loan Document, or (d) a material adverse effect upon the Lien of any Collateral Document or a material adverse effect on the rights, powers, or remedies of the Administrative Agent or any Lender under any Loan Document.

         "Material Contract" means, with respect to the Borrower and its Subsidiaries, (a) each credit agreement, capital lease or other agreement related to any Indebtedness of the Borrower or any of its Subsidiaries in a face amount greater than $5,000,000 (other than the Loan Documents), (b) each Swap Contract to which the Borrower or any of its Subsidiaries is a party where the notional amount of such Swap Contract exceeds $5,000,000, and (c) any voting or shareholder's agreement related to the Equity Interest in any Person to which the Borrower or any of its Subsidiaries is a party.

         "Maturity Date" means December 22, 2010.

         "Maximum Rate" has the meaning specified in Section 10.10.

         "Moody's" means Moody's Investors Service, Inc. and any successor in interest.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any of its Subsidiaries or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or has been obligated to make contributions.

         "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C hereto.

         "Obligations" means all advances to, and debts, liabilities, obligations, indemnities, covenants and duties of, any Loan Party arising under any Loan Document (including any Secured Swap Contract and any Secured Cash Management Services Agreement entered into after the date of this Agreement) or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorney fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligations of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of any Loan Party. The Obligations shall be "Designated Senior Indebtedness" pursuant to and for purposes of the Indenture in respect of the Convertible Notes.

         "Off-Balance Sheet Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any Property that is not a Capitalized Lease other than any such lease in which that Person is the lessor.

         "Organization Documents" means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws, (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Outstanding Amount" means (a) with respect to Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans, as the case may be, occurring on such date, and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

         "Participant" has the meaning specified in Section 10.06(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any of its Subsidiaries or any ERISA Affiliate or to which the Borrower or any of its Subsidiaries or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in
Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "Permitted Acquisitions" means any Acquisition by any Loan Party; provided that (a) the Property acquired (or the Property of the Person acquired) in such Acquisition shall be used or useful in the same or similar line of business as the Loan Parties on the Closing Date, including activities ancillary, related or complementary thereto, (b) after giving effect to any Acquisition on a Pro Forma Basis, the total equity and debt investments of the Borrower and its Domestic Subsidiaries in the Foreign Subsidiaries does not exceed fifty percent (50%) of the aggregate book value of the total assets of the Borrower and its Domestic Subsidiaries, all as determined in accordance with GAAP, (c) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) no Event of Default has occurred and is continuing or would result therefrom, (e) the Borrower and its Consolidated Subsidiaries shall be in compliance with Section 7.17 on a Pro Forma Basis after giving effect to such Acquisition, (f) the Acquisition shall not involve an interest in a general partnership or joint venture or have a requirement that any Loan Party be a general or joint venture partner other than in compliance with Section 7.16, (g) the Loan Parties shall, and shall cause the party that is the subject of the Acquisition to, execute and deliver such joinder and pledge agreements, security agreements and intercompany notes and take such other actions as may be necessary for compliance with the provisions of Sections 6.11 and 6.12, (h) if, after giving effect to such Acquisition on a Pro Forma Basis, (1) there will be no Loans outstanding, the aggregate consideration (including cash and non-cash consideration) for each Acquisition (or a series of related Acquisitions) is less than or equal to $200 million or
(2) there will be Loans outstanding, the aggregate consideration (including cash and non-cash consideration) for each Acquisition (or a series of related Acquisitions) is less than or equal to (A) $150 million if the Borrower's Consolidated Senior Leverage Ratio is less than 1.50 to 1.00 or (B) $75 million if the Borrower's Consolidated Senior Leverage Ratio is greater than or equal to
1.50 to 1.00; provided, that, for purposes of the limits set forth in this clause (h), contingent consideration (i.e., consideration for an Acquisition that is to be paid after the closing of an Acquisition but which at the time of such closing is not numerically quantifiable) shall be added to such limits at the time such consideration first becomes numerically determinable; and (i) the Borrower shall have delivered to the Administrative Agent (1) with respect to any Acquisition in excess of $20 million, a Compliance Certificate signed by a Responsible Officer of the Borrower demonstrating compliance with the financial covenants hereunder after giving effect to the subject Acquisition on a Pro Forma Basis, and reaffirming that the representations are true and correct in all material respects as of such date, except those representations and warranties made as of a date certain, which shall remain true and correct in all material respects as of such date and providing supplements to the Schedules as required by the Compliance Certificate, (2) with respect to any Acquisition in excess of $75 million, all financial statements for the full fiscal year preceding acquisition, as well as the most recent interim statements of the party that is the subject of the Acquisition, and (3) a certificate of a Responsible Officer of the Borrower describing the Person to be acquired, including, without limitation, the location and type of operations and key management.


         "Permitted Liens" has the meaning specified in Section 7.01.

         "Permitted Swap Termination" means the termination of the Swap Contract to which Borrower is a party on the Closing Date.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established or sponsored by the Borrower or any of its Subsidiaries or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Platform" has the meaning specified in Section 6.02.

         "Pledge Agreement" means the Pledge Agreement executed by the Borrower, the Subsidiary Guarantors and the Administrative Agent in accordance with the provisions of this Agreement, which Pledge Agreement shall be substantially in the form of Exhibit I hereto.

         "Pricing Ratio" means, as of any date of determination, the ratio of
(a) an amount equal to the difference between (i) Consolidated Funded Indebtedness as of such date and (ii) the amount of cash and Cash Equivalents of the Borrower and its Subsidiaries in excess of $40 million as of such date that is not subject to any restriction regarding the use or investment thereof other than this Agreement and customary account agreements, to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters most recently ended.

         "Pro Forma Basis" means for purposes of calculating any financial ratio for any Reference Period for the purpose specified in Section 1.03(c), and each such transaction actually consummated in such Reference Period, that such financial ratio or financial amount shall be calculated on a pro forma basis based on the following assumptions: (A) each such transaction shall be deemed to have occurred on the first day of such Reference Period; (B) any funds to be used by any Person in consummating any such transaction will be assumed to have been used for that purpose as of the first day of such Reference Period; (C) any Indebtedness to be incurred or repaid by any Person in connection with the consummation of any such transaction will be assumed to have been incurred or repaid on the first day of such Reference Period; (D) the gross interest expenses, determined in accordance with GAAP, with respect to such Indebtedness assumed to have been incurred on the first day of such Reference Period that bears interest at a floating rate shall be calculated at the current rate (as of the date of such calculation) under the agreement governing such Indebtedness (including this Agreement if the Indebtedness is incurred hereunder); and (E) any gross interest expense, determined in accordance with GAAP, with respect to Indebtedness outstanding during such Reference Period that was or is to be refinanced with proceeds of a transaction assumed to have been incurred as of the first day of the Reference Period will be excluded from such calculations.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Public Lender" has the meaning specified in Section 6.02.

         "Qualified Equity Interest" means (i) with respect to the Borrower, any Equity Interest other than Equity Interests (x) that constitute Indebtedness or are convertible or exchangeable into, or are redeemable for, Equity Interests that constitute Indebtedness; provided, that, the foregoing shall not exclude Equity Interests that accrue dividends that are not payable until the indefeasible payment in cash in full of all Obligations and the termination of all Commitments hereunder or (y) that otherwise, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (A) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise (other than by virtue of a liquidation preference that would be entitled to payments or distributions only after Obligations have been indefeasibly repaid in full in cash and all Commitments have been terminated), (B) is convertible into or exchangeable or exercisable for Indebtedness or any other Equity Interest that is not a Qualified Equity Interest, or (C) is redeemable or subject to any mandatory repurchase requirement at the option of the holder thereof, in whole or in part, other than redemption or repurchase after the Obligations have been indefeasibly repaid in full in cash and all Commitments have been terminated and (ii) with respect to any Subsidiary of the Borrower, common stock or other common Equity Interests.

         "Real Property Assets" means all interest (including leasehold interests) of the Borrower or any of its Subsidiaries in any real property.

         "Reference Period" means (a) for purposes of calculating compliance with any financial covenant or test on any date on which a Compliance Certificate is required to be delivered hereunder, the four consecutive fiscal quarters most recently ended prior to such date and (b) for purposes of determining whether the conditions precedent have been satisfied for a proposed transaction, the four consecutive fiscal quarters most recently ended prior to date of such proposed transaction for which annual or quarterly financial statements and a Compliance Certificate shall have been delivered in accordance with the provisions hereof.

         "Register" has the meaning specified in Section 10.06(c).

         "Registered Public Accounting Firm" has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

         "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

         "Rental Expense" means, for any period, for any Person and its Subsidiaries determined on a consolidated basis, the gross rental expenses for Operating Leases.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

         "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition) and (b) the aggregate unused Commitments; provided if any Lender shall be a Defaulting Lender at such time, there shall be excluded for purposes of making a determination of Required Lenders at such time the aggregate principal amount of the unused Commitments of, and the portion of the Total Outstandings held or deemed to be held by, any Defaulting Lender.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer, corporate controller, any vice president or executive vice president of any Loan Party to the extent each such officer shall have been duly authorized by all necessary corporate, partnership or other action on the part of such Person to act on behalf of such Person. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any of its Subsidiaries (including, without limitation, any payment in connection with any dissolution, merger, consolidation or disposition involving Subsidiaries), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest or of any option, warrant or other right to acquire any such capital stock or other Equity Interest or on account of any return of capital to the Borrower's or such Subsidiary's stockholders, partners or members (or the equivalent Persons thereof) or the issuance of any Equity Interest or acceptance of any capital contributions.

         "RLL Maintenance Period" means the period beginning on the date that is three months prior to the maturity date of the Convertible Notes to and including the maturity date of the Convertible Notes.

         "Sale and Leaseback Transaction" means any arrangement pursuant to which the Borrower or any of its Subsidiaries, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capitalized Lease, of any Property that the Borrower or any of its Subsidiaries (a) has sold or transferred (or is to sell or transfer) to, or arranged the purchase by, a Person other than the Borrower or any of its Subsidiaries or (b) intends to use for substantially the same purpose as any other Property that has been sold or is transferred (or is to be sold or transferred) by the Borrowers or such Subsidiary to a Person other than the Borrower or any of its Subsidiaries in connection with such lease.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor in interest.

         "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Secured Cash Management Services Agreement" means any Cash Management Services Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

         "Secured Party" means the Administrative Agent, each Lender, the L/C Issuer, each Swap Bank and each Cash Management Bank.

         "Secured Swap Contract" means any Swap Contract required or permitted under this Agreement that is entered into by and between any Loan Party and any Swap Bank.

         "Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

         "Security Agreement" means the Security Agreement executed by the Borrower, the Subsidiary Guarantors and the Administrative Agent substantially in the form of Exhibit J hereto.

         "Shareholders' Equity" means, as of the date of determination, consolidated shareholders' equity of any Person and its Subsidiaries on a consolidated basis as of that date determined in accordance with GAAP.

         "SPC" has the meaning specified in Section 10.06(h).

         "Subject Properties" has the meaning specified in Section 5.13(a).

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Subsidiary Guarantor" means each Domestic Subsidiary of the Borrower on the Closing Date and each other Subsidiary of the Borrower that joins as a Subsidiary Guarantor pursuant to Section 6.11, together with their successors and permitted assigns, in each case, other than the Excluded Subsidiaries.

         "Subsidiary Guaranty" means the Subsidiary Guaranty Agreement duly executed by each Subsidiary Guarantor and the Administrative Agent, substantially in the form of Exhibit F hereto.

         "Swap Bank" means any Lender or an Affiliate of a Lender in its capacity as a party to a Swap Contract entered into on or after the date of this Agreement.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

         "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

         "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.04.

         "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

         "Swing Line Loan" has the meaning specified in Section 2.04(a).

         "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B hereto.

         "Swing Line Sublimit" means an amount equal to the lesser of (a) $10 million and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

         "Threshold Amount" means $10,000,000.

         "Total Outstandings" means the aggregate Outstanding Amount of all Loans and L/C Obligations.

         "Type" has the meaning specified in the definition of "Loan".

         "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York or, with respect to any Collateral located in any state or jurisdiction other than the State of New York, the Uniform Commercial Code as from to time in effect in such state or jurisdiction.

         "Unaudited Financial Statements" means (a) the unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal quarter ended September 30, 2005 and (b) the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date, subject to normal year-end adjustments.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." mean the United States of America.

         "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

         "Voting Securities" means, with respect to any Person, securities or other ownership interests having by the terms thereof ordinary voting power to elect the board of directors or other persons performing similar functions of such Person (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency).

       Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

          (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

       Section 1.03 Accounting Terms.

          (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

          (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

          (c) Pro Forma Calculations. Any calculation of any financial ratios for any Reference Period for purposes of determining whether the conditions precedent have been satisfied for a proposed transaction shall be made on a Pro Forma Basis.

          (d) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB Interpretation No. 46 - Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

       Section 1.04 Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

       Section 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

       Section 1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all increases, whether or not such maximum stated amount is in effect at such time.

                                   ARTICLE II
                                   THE LOANS

       Section 2.01 The Loans. (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total

Outstandings shall not exceed the Aggregate Commitments, and (ii) subject to
Section 2.04(a) with respect to the Swing Line Lender, the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations plus, such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a).

          (b) Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

       Section 2.02 Borrowings, Conversions and Continuations of Loans.

          (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, as applicable,
(iv) the Type of Loans to be borrowed or to which existing Loans are to be converted or continued, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, the Borrower will be deemed to have specified an Interest Period of one month.

          (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection (a). In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m.
on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting an account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second shall be made available to the Borrower as provided above.

          (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to, or continued as, Eurodollar Rate Loans without the consent of the Required Lenders.

          (d) The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent's prime rate used in determining the Base Rate promptly following the public announcement of such change.

          (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than seven (7) Interest Periods in effect with respect to Loans at any time.

          (f) The failure of any Lender to make any Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender on the date of any Borrowing.

       Section 2.03 Letters of Credit.

       (a) The Letter of Credit Commitment.

              (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue standby Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and
          (2) to honor drafts under the Letters of Credit, and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

              (ii) The L/C Issuer shall not issue any Letter of Credit, if:

                    (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date; or

                    (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

              (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                    (A) any order, judgment or decree of any Governmental
               Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                    (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer generally applicable to all borrowers of the L/C Issuer;

                    (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;

                    (D) such Letter of Credit is to be denominated in a currency other than Dollars;

                    (E) such Letter of Credit contains any provisions for
               automatic reinstatement of the stated amount after any drawing thereunder; or

                    (F) a default of any Lender's obligations to fund under
               Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into reasonably satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

              (iv) [intentionally deleted]

              (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

              (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in
          Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

          (b) Procedures for Issuance and Amendment of Letters of Credit; Auto Extension Letters of Credit.

              (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer the following: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer the following: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

              (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written confirmation from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested issuance or amendment of the applicable Letter of Credit, that one or more of the applicable conditions contained in Article IV shall not have been satisfied (other than matters previously waived), then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Loan Party) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

              (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer shall issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof and the Borrower not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

              (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

          (c) Drawings and Reimbursements; Funding of Participations.

              (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof and shall state the date payment shall be made by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"). Not later than 11:00 a.m. on the Honor Date, the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in
          Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

              (ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of
          Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

              (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

              (iv) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

              (v) Each Lender's obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including
          (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Administrative Agent, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Loans pursuant to this Section 2.03(c) is subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

              (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

          (d) Repayment of Participations.

              (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section

          2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed
          Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

              (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section
          10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

          (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

              (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document or any other agreement or instrument relating thereto;

              (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

              (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

              (iv) any payment made in good faith by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

              (v) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to the departure from any Guarantee, for all or any of the Obligations of the Borrower in respect of any Letter of Credit; or

              (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it, and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

          (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct, or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through
(vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (g) Cash Collateral. (i) Upon the request of the Administrative Agent,
(i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding and partially or wholly undrawn, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section
2.05 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts with the Administrative Agent. Cash Collateral shall be released from the pledge and returned to the Borrower promptly following satisfaction of the applicable L/C Obligation.

          (h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of ISP shall apply to each Letter of Credit.

          (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Such Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and
(ii) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

          (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

          (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

          (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, or otherwise will benefit, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the benefit of Subsidiaries inures to the account of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

       Section 2.04 Swing Line Loans.

          (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04 agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) except as provided above with respect to the Swing Line Lender, the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Swing Line Loan.

          (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in
Article IV (other than matters previously waived) is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower designated on the books of the Swing Line Lender in immediately available funds.

          (c) Refinancing of Swing Line Loans.

              (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate
          Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

              (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

              (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this
          Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this
          Section 2.04(c)(iii) shall be conclusive absent manifest error.

              (iv) Each Lender's obligation to make Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Loans pursuant to this Section 2.04(c) is subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

          (d) Repayment of Participations.

              (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

              (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

          (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

          (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

       Section 2.05 Prepayments.

          (a) The Borrower may upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (x) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (y) on the date of prepayment of Base Rate Loans, (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall irrevocably make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages; provided that, in each case first to Base Rate Loans and then to Eurodollar Rate Loans specified in such notice in direct order of Interest Period maturities.

          (b) The Borrower may upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (a) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and
(b) any such prepayment shall be in a minimum principal amount of $100,000.
Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

          (c) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay the Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess for so long as such condition shall exist; provided, however, that subject to the provisions of Section 2.03(g)(ii), the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless, after the prepayment in full of the Loans and Swing Line Loans, the Total Outstandings exceed the Aggregate Commitments then in effect.

       Section 2.06 Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that
(i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction,
(ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of any such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

       Section 2.07 Repayment of Loans. (a) The Borrower shall repay to the Lenders on the Maturity Date the Outstanding Amount of Loans on such date.

          (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Swing Line Loan is made, if requested by the Administrative Agent on behalf of the Swing Line Lender and
(ii) the Maturity Date.

       Section 2.08 Interest.

          (a) Subject to the provisions of subsection (b) below (and without duplication), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

          (b) (i) If any amount of principal of any Loan is not paid when due (after any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount thereafter shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

              (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at the fluctuating interest rate per annum equal at all times to the Default Rate to the fullest extent permitted by applicable Law.

              (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

              (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

          (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Law.

       Section 2.09 Fees. In addition to certain fees described in subsections
(i) and (j) of Section 2.03:

          (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the "Commitment Fee") equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations; provided that for purposes of calculating the Commitment Fee, Swing Line Loans will not be deemed to be utilized. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

          (b) Other Fees. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Commitment Letter and the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

              (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

       Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by the Administrative Agent's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

       Section 2.11 Evidence of Debt.

          (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon shall be conclusive absent manifest error. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

          (b) In addition to the accounts and records referred to in subsection
(a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

          (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsections (a) and (b) above, and by each Lender in its accounts pursuant to subsections (a) and (b) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make any entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

       Section 2.12 Payments Generally; Administrative Agent's Clawback.

          (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff, but without waiver thereof. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day (unless otherwise expressly provided herein), and such extension of time shall be reflected in computing interest or fees, as the case may be.

          (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing), the Administrative Agent may assume that such Lender has made such share available on such date in accordance with
Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to the applicable Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

              (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

          (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest, if returned within one Business Day, and with interest at the Federal Funds Rate for each day thereafter until returned.

          (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

          (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

       Section 2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

              (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

              (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

         The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

       Section 2.14 Increase in Aggregate Commitments.

          (a) Request for Increase. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments by an aggregate amount (for all such requests) not exceeding $50,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000 and (ii) the Borrower may make a maximum of three such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

          (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. Any Lender's decision to increase its Commitment pursuant hereto may be made by Lender in its sole and absolute discretion.

          (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section 2.14, the Administrative Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

          (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and
(b), respectively, of Section 6.01, and (B) no Default exists. The Borrower shall prepay with proceeds from the increased Commitments any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Aggregate Commitments under this Section 2.14.

          (f) Conflicting Provisions. This Section 2.14 shall supersede any provisions in Sections 2.13 or 10.01 to the contrary. Minimum prepayment amounts in Section 2.05 shall not apply to prepayments pursuant to this Section.

                                  ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

       Section 3.01 Taxes.

          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if any Loan Party shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or other applicable Loan Party shall make such deductions and (iii) the Borrower or other applicable Loan Party, jointly and severally, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

          (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, any Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

          (c) Indemnification by the Borrower. The Borrower or other applicable Loan Party, jointly and severally, shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate certifying the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or other applicable Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other

Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

         Without limiting the generality of the foregoing, in the event that the Borrower is a resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable (and shall in any event deliver at least one of the following):

              (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

              (ii) duly completed copies of Internal Revenue Service Form
          W-8ECI,

              (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

              (iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

          (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or any other applicable Loan Party or with respect to which the Borrower or any other applicable Loan Party has paid additional amounts pursuant to this Section, it shall pay to the Borrower or such other Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower or other applicable Loan Party, jointly and severally, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower or such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower, any other applicable Loan Party or any other Person.

       Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge rates based upon the Eurodollar Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

       Section 3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or that (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans, or failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

       Section 3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

          (a) Increased Costs Generally. If any Change in Law shall:

              (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

              (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

              (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, and provided such Lender or L/C Issuer is generally charging its other borrowers therefor, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

          (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

          (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer delivered to the Borrower certifying the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and setting forth in reasonable detail the basis thereof, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

          (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

          (e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least 10 Business Days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 Business Days' prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 Business Days' from receipt of such notice.

       Section 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

          (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

          (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13.

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

         For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

       Section 3.06 Mitigation Obligations; Replacement of Lenders.

          (a) If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender of any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02. as applicable, and
(ii) in each case, would not subject such Lender to any reimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) Replacement of Lenders. If any Lender requests compensation under
Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01 or notice is given pursuant to Section 3.02, the Borrower may replace such Lender in accordance with Section 10.13.

       Section 3.07 Survival. All of the Borrower's obligations under this
Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

       Section 4.01 Conditions to Closing. The obligation of the L/C Issuer and each Lender hereunder is subject to satisfaction of the following conditions precedent on the Closing Date:

          (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the
Lenders:

              (i) executed counterparts of this Agreement, each Collateral Document and the Subsidiary Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

              (ii) an original Note executed by the Borrower in favor of each Lender requesting a Note;

              (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act on behalf of such Loan Party in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

              (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Loan Parties is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, including, certified copies of the Organization Documents of the Loan Parties, certificates of good standing and/or qualification to engage in business and tax clearance certificates of the Loan Parties;

              (v) favorable opinions of special counsel for the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H hereto and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request and including, among other things, opinions regarding the enforceability of the security interests created thereby;

              (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals of Governmental Authorities, shareholders and other Persons required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party and required in connection with the Loan Documents and the transactions contemplated thereby (including, without limitation, the expiration, without imposition of conditions, of all applicable waiting periods in connection with the transactions contemplated by the Loan Documents), and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

              (vii) copies of the financial statements referred to in Sections 5.05(a) and (b), and a certificate signed by a Responsible Officer of the Borrower and evidence satisfactory to the Administrative Agent with respect thereto certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the most recent Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

              (viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in full force;

              (ix) original certificates evidencing all of the issued and outstanding shares of capital stock or other Equity Interest required to be pledged pursuant to the terms of the Pledge Agreement, which certificates shall be accompanied by undated stock powers duly executed in blank by each relevant pledgor in favor of the Administrative Agent;

              (x) the original Intercompany Notes required to be pledged pursuant to the terms of the Pledge Agreement, duly endorsed in blank by each relevant pledgor in favor of the Administrative Agent;

              (xi) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11) or similar search reports certified by a party acceptable to the Administrative Agent, dated a date reasonably near (but prior to) the Closing Date, listing all effective UCC financing statements, tax liens and judgment liens which name any Loan Party, as the debtor, and which are filed in the jurisdictions in which such Loan Parties are organized, together with copies of such financing statements (none of which (other than financing statements filed pursuant to the terms hereof in favor of the Administrative Agent, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements) shall cover any of the Collateral, other than Liens existing on the Closing Date or permitted by Section 7.01(b), (c) or (j));

              (xii) acknowledgment copies of UCC financing statements (or delivery in proper form for filing) naming the Borrower and each other Loan Party as the debtor and the Administrative Agent as the secured party, which such UCC financing statements have been filed, or have been delivered for filing, under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the first priority security interest of the Administrative Agent pursuant to the Security Agreement and the Pledge Agreement;

              (xiii) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Collateral Documents has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements);

              (xiv) certified copies of all Material Contracts of each Loan
          Party;

              (xv) evidence of appointment of Corporation Service Company as agent for service of process for the Borrower and the Subsidiary Guarantors;

              (xvi) a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Borrower on September 30, 2005, signed by a Responsible Officer of the Borrower; and

              (xvii) such other assurances, certificates, documents, consents and waivers, estoppel certificates, or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

          (b) Such financial, business and legal due diligence and information regarding the Borrower and its Subsidiaries as the Administrative Agent and its legal counsel shall have requested.

          (c) The Lenders shall be satisfied that, concurrently with the Closing Date, all existing Indebtedness of the Borrower and its Subsidiaries has been repaid, redeemed or defeased in full or otherwise satisfied and extinguished, except the Indebtedness permitted by Section 7.03 hereof, which Indebtedness shall be on terms and conditions satisfactory to the Lenders and all Liens securing such obligations have been or concurrently with the Closing Date are being released, other than Liens permitted by Section 7.01.

          (d) The Lenders shall be satisfied with the amount, terms and conditions of all intercompany Indebtedness.

          (e) The Administrative Agent shall be satisfied that (A) the Borrower and its Subsidiaries will be able to meet their obligations under all employee and retiree welfare plans, (B) the employee benefit plans of the Borrower and its ERISA Affiliates are, in all material respects, funded in accordance with minimum statutory requirements, (C) no Reportable Event, but excluding events for which reporting has been waived, has occurred as to any such employee benefit plan and (D) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in any material liability.

          (f) There shall exist (i) no order, decree, judgment, ruling, injunction, writ, temporary restraining order or other order of any nature issued by any court or Governmental Authority or (ii) no action, suit, proceeding, investigation, litigation, claim, dispute or proceeding, pending, threatened or contemplated, at law or in equity, in arbitration or before any Governmental Authority by or against or affecting the Borrower or any of its Subsidiaries or against any of their respective properties or revenues, in each case, that (A) purports to affect, pertain to or enjoin or restrain the execution, delivery and performance of the Loan Documents or any transactions contemplated hereby or thereby, (B) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect or (C) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby or thereby.

          (g) No Law shall be applicable, in the judgment of the Administrative Agent, in each case that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents or the rights of the Loan Parties to freely transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (h) The Administrative Agent and the Lenders shall be reasonably satisfied with the corporate, capital and ownership structure (including, without limitation, the organizational documents) and the amount, terms and holders of Indebtedness (including intercompany Indebtedness) of the Borrower and its Subsidiaries. The Lenders and the Administrative Agent shall be reasonably satisfied with the corporate governance arrangements of the Borrower and its Subsidiaries.

          (i) The Commitment Letter and Fee Letter shall be in full force and effect and the Borrower and each of the Loan Parties shall have complied with all of their respective obligations thereunder.

          (j) The Administrative Agent shall have received certification as to the financial condition and solvency of each Loan Party from the chief financial officer of the relevant Loan Party.

          (k) Any fees and expenses required to be paid on or before the Closing Date shall have been paid, including those fees and expenses set forth in the Commitment Letter and Fee Letter.

          (l) The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of fees, charges and disbursements of counsel to the Administrative Agent as shall constitute its reasonable estimate of fees, charges and disbursements of counsel to the Administrative Agent incurred or to be incurred by it through the closing proceedings (provided, that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

          (m) Since December 31, 2004, no changes or developments shall have occurred, and no new or additional information shall have been received or discovered by the Administrative Agent, the Arranger or any Lender regarding the Borrower or its Subsidiaries that either individually or in the aggregate constitutes or has had or could reasonably be expected to constitute or have a Material Adverse Effect.

         Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

       Section 4.02 Conditions to all Credit Extensions. The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

          (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, (i) except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of
Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 and (iii) together with any additional items that will be disclosed on updated Schedules delivered on the next scheduled delivery date, as to which the Borrower has notified the Administrative Agent in writing.

          (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

          (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.

         Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that:

       Section 5.01 Existence, Qualification and Power. Each of the Borrower and its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, accreditations, authorizations, consents and approvals to
(i) own or lease its assets and carry on its business as presently conducted, except where a failure to have such power and authority or to have such governmental licenses, accreditations, authorizations, consents and approvals, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification except in such jurisdictions where failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organization Document of the Borrower or any of its Subsidiaries or any event which, with the giving of notice or passage of time or both, would constitute a default thereunder.

       Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the consummation of the transactions contemplated hereby with respect to each Loan Party, do not and will not: (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or (except for the Liens created under the Loan Documents) the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person or such Person's Affiliate is a party or affecting such Person or the properties of such Person or any of its subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. No Subsidiary of the Borrower is in violation of any Law or in breach of any Contractual Obligation, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

       Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing, registration, qualification or accreditation with, any Governmental Authority (including, without limitation, exchange control) or any other Person (including any party to any contract or agreement to which the Borrower or any of its Subsidiaries or any of their respective Affiliates is a party) is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document (other than those that have been obtained), (b) the validity or enforceability of any Loan Documents against the Loan Parties (except such filings or notices as are necessary in connection with the perfection of the Liens created by such Loan Documents), or (c) the consummation of the transactions contemplated hereby, other than (i) the filing of financing statements in the UCC filing offices of each jurisdiction referred to in Schedule 3.1(a)(i) to the Security Agreement, and (ii) those listed on Schedule 5.03 hereto, all of which have been obtained.

       Section 5.04 Binding Effect. This Agreement has been, and each other Loan Document when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document to which any Loan Party is a party when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each such Person in accordance with its terms, subject to equitable principles and Debtor Relief Laws.

       Section 5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event.

          (a) The Audited Financial Statements furnished to the Administrative Agent and each Lender (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as of the date thereof, and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other material liabilities (to the extent required to be shown by GAAP), direct or contingent, of the Borrower and its Consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

          (b) The Unaudited Financial Statements furnished to the Administrative Agent and each Lender (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition, when read together with the notes therein, of the Borrower and its Consolidated Subsidiaries as of the date thereof, and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii) above, to the absence of footnotes, required formatting, and to normal year-end audit adjustments and (iii) show all material indebtedness and other material liabilities (to the extent required to be shown by GAAP), direct or contingent, of the Borrower and its Consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

          (c) Since the date of the Audited Financial Statements, no Internal Control Event has occurred which has not been corrected.

          (d) Since the date of the most recent Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

          (e) The financial statements delivered to the Administrative Agent and each Lender pursuant to Sections 6.01(a) and (b), (i) will be prepared in accordance with GAAP, except as otherwise noted therein and except as otherwise permitted by Section 6.01(a) and (b) and (ii) will fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP.

       Section 5.06 Litigation. To the knowledge of the Borrower after due and diligent investigation, there are no actions, suits, proceedings, investigations, litigations, claims, disputes or proceedings, pending or threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues or orders, decrees, judgments, rulings, injunctions, writs, temporary restraining orders or other orders of any nature issued by any court or Governmental Authority that (a) purport to affect, pertain to or enjoin or restrain the execution, delivery or performance of the Loan Documents, or any of the transactions contemplated hereby or thereby, (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) purport to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated hereby and thereby.

       Section 5.07 No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

       Section 5.08 Subsidiaries and Equity Investments. The Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule
5.08 (including the jurisdiction of organization, classes of Equity Interests, options, warrants, rights of subscription, conversion and exchangeability and other similar rights, ownership and ownership percentages thereof), and neither the Borrower nor any of its Subsidiaries has equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of
Schedule 5.08. The outstanding shares of Equity Interests shown on Part (a) of
Schedule 5.08 have been validly issued, fully-paid and are non-assessable and owned free and clear of Liens. The outstanding shares of Equity Interests shown are not subject to buy-sell, voting trust or other shareholder agreement, except as specifically disclosed in Part (c) of Schedule 5.08.

       Section 5.09 Ownership. The authorized Equity Interests of the Borrower consists of 60,000,000 shares of the common stock, $0.01 par value, of which approximately 27,400,000 shares are issued and outstanding on the Closing Date. The outstanding shares of common stock of the Borrower have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of the preemptive rights of any stockholder that owns more than one percent (1%) of the issued and outstanding Equity Interests of the Borrower. Except as set forth on Schedule 5.09 or as permitted by Section 7.06, the Borrower has no other outstanding capital stock or Equity Interests, no incentive units, phantom stock or similar arrangements and no calls, commitments or claims of any character binding on the Borrower relating to its Equity Interests.

       Section 5.10 Ownership of Personal Property; Liens. Except as could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries has good title to all of its respective personal properties and assets, free and clear of any Liens, except for Permitted Liens. Each of the Borrower and its Subsidiaries has obtained all permits, licenses, franchises or other certifications, accreditations, consents, approvals and authorizations, governmental or private, necessary to the ownership of such properties and assets and the conduct of its business, except where any failure to do so could not reasonably be expected to have a Material Adverse Effect.

       Section 5.11 Intellectual Property; Licenses, Etc. Except as could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that is reasonably necessary for the operation of its businesses as presently conducted, without conflict with the rights of any other Person. To the best knowledge of the Borrower and except as could not reasonably be expected to have a Material Adverse Effect, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon any rights held by any other Person. To the best knowledge of the Borrower, no claim or litigation regarding any of the foregoing is pending or threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

       Section 5.12 Real Estate, Lease.

          (a) Except as could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries has (i) good and marketable fee title to all of its owned Real Property Assets and (ii) good and valid title to the leasehold estates in all of the leased Real Property Assets, in each case free and clear of all Liens except Permitted Liens.

          (b) Except as could not reasonably be expected to have a Material Adverse Effect, all permits, licenses, franchises or other certifications, accreditations, consents, approvals and authorizations, governmental or private, with respect to the Real Property Assets, necessary to enable the Borrower and its Subsidiaries to lawfully occupy and use such property for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect. Except as could not reasonably be expected to have a Material Adverse Effect, all the Real Property Assets are in compliance in all material respects with all applicable legal requirements, including the Americans with Disabilities Act of 1990. No consent or approval of any landlord or other third party in connection with any leased Real Property Assets is necessary for any Loan Party to enter into and execute, or the parties thereto to enforce, the Loan Documents.

          (c) Except as could not reasonably be expected to have a Material Adverse Effect, all easements, cross easements, licenses, air rights and rights-of way or other similar property interests, if any, necessary for the full utilization of the improvements for their intended purposes have been obtained and are in full force and effect.

       Section 5.13 Environmental Matters. Except as disclosed on Schedule 5.13,

          (a) Except as could not reasonably be expected to have a Material Adverse Effect, each of the facilities and properties owned, leased or operated by any of the Borrower and its Subsidiaries (the "Subject Properties") and all operations at the Subject Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law by the Borrower or any of its Subsidiaries with respect to the Subject Properties or the businesses operated by them (the "Businesses"), and there are no conditions relating to the Businesses or Subject Properties that could give rise to liability under any applicable Environmental Laws.

          (b) None of the Borrower or any of its Subsidiaries has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Subject Properties or the Businesses, other than those that have been resolved and those which could not reasonably be expected to have a Material Adverse Effect nor does the Borrower or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened with respect to any matter the resolution of which could reasonably be expected to have a Material Adverse Effect.

          (c) Hazardous Materials have not been transported or disposed of from the Subject Properties, or generated, treated, stored or disposed of at, on or under any of the Subject Properties or any other location, in each case by or on behalf of any of the Borrower or its Subsidiaries in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law and which could reasonably be expected to have a Material Adverse Effect.

       Section 5.14 Security Documents.

          (a) The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in the Collateral identified therein owned by each Loan Party who is a party thereto, and, when financing statements in appropriate form are filed as provided in Section 5.03, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral that may be perfected by filing, recording or registering a financing statement under the UCC, in each case prior and superior in right to any other Lien on any Collateral other than Permitted Liens.

          (b) The Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Pledged Equity Interests and Pledged Notes (each as defined in the Pledge Agreement) identified therein, and, when such Pledged Equity Interests which are certificated securities and such Pledged Notes are delivered to the Administrative Agent (and so long as they continue to be properly held by the Administrative Agent), the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Pledged Equity Interests and Pledged Notes (each as defined in the Pledge Agreement), in each case subject to no other Lien.

       Section 5.15 Insurance. Each of the Borrower and its Subsidiaries maintains, with financially sound and reputable insurance companies not Affiliates of the Borrower or any of its Subsidiaries, insurance (including liability insurance and casualty insurance), with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses and owning similar properties in localities where the Borrower or any of its Subsidiaries operates, of such types and in such amounts, with such deductibles and covering such risks, as are customarily carried under similar circumstances by such other Persons (or otherwise required in the Collateral Documents) or with self-insurance programs in the ordinary course of business that are customary for companies in similar businesses and of similar size; provided, that, with respect to general liability or product liability insurance, self-insurance exposure does not exceed $2,000,000 in the aggregate for any fiscal year. All such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation or termination. The activities and operations of the Borrower and its Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

       Section 5.16 Transactions with Affiliates. Except as set forth in
Schedule 5.16 or permitted by Section 7.09, none of the Borrower or any of its Subsidiaries is a party to or engaged in any transaction with, and none of the properties and assets of Borrower or any of its Subsidiaries will be subject to or bound by any agreement or arrangement with, (a) any Subsidiary or Affiliate of Borrower or any of its Subsidiaries or (b) any Affiliate of such Subsidiary or Affiliate.

       Section 5.17 Taxes. Each of the Borrower and its Subsidiaries has timely filed all Federal, state and other material tax returns and reports required to be filed, and have timely paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, whether or not shown on any tax return, except those which are being contested in good faith by appropriate actions or proceedings reasonably conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any of its Subsidiaries that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is a party to any tax sharing agreement.

       Section 5.18 ERISA Compliance.

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto, and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Each of the Borrower and its Subsidiaries and each of their respective ERISA Affiliates have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) none of the Borrower or any of its Subsidiaries nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) none of the Borrower or any of its Subsidiaries nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) none of the Borrower or any of its Subsidiaries nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

       Section 5.19 Purpose of Loans and Letters of Credit. The proceeds of any Loans made are to be used solely to pay fees and expenses incurred in connection with the transactions contemplated hereby, to finance transactions permitted by
Section 7.04, to refinance the Convertible Notes, to provide for working capital and for other lawful corporate purposes of the Borrower and its Subsidiaries.

       Section 5.20 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

          (a) None of the Borrower or any of its Subsidiaries is engaged and will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

          (b) None of the Borrower or any of its Subsidiaries (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940. Neither the making of the Loans, nor the issuance of the Letters of Credit or the application of the proceeds or repayment thereof by the Borrower, nor the consummation of other transactions contemplated hereunder, will violate any provision of any such Act or any rule, regulation or order of the SEC.

       Section 5.21 Disclosure. Each of the Borrower and its Subsidiaries has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, are material to the business of the Borrower and its Subsidiaries or could reasonably be expected to result in a Material Adverse Effect. No written report, financial statement, certificate or other information furnished by or, to the knowledge of Borrower, on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

       Section 5.22 Compliance with Laws. Each of the Borrower and its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate actions or proceedings reasonably conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

       Section 5.23 Labor Matters.

         Except as would not reasonably be expected to have a Material Adverse
Effect:

          (a) There are no strikes or lockouts against the Borrower or any of its Subsidiaries pending or, to the best knowledge of the Borrower, threatened.

          (b) The hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign Law dealing with such matters in any case where a Material Adverse Effect would reasonably be expected to occur as a result of the violation thereof.

          (c) All payments due from the Borrower or any of its Subsidiaries, or for which any claim may be made against the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary to the extent required by GAAP.

          (d) Except as set forth on Schedule 5.23, none of the Borrower or any of its Subsidiaries is a party to a collective bargaining agreement.

         Set forth on Schedule 5.23 is a summary of all material labor matters to the best knowledge of the Borrower pending before any Governmental Authority or threatened by or against the Borrower or any of its Subsidiaries, and none of such labor matters, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

       Section 5.24 Solvency. Immediately after giving effect to the initial Credit Extension made on the Closing Date and any other transactions occurring on the Closing Date, (a) the fair value of the assets of each Loan Party will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured and (c) each Loan Party will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date. For purposes of this Section 5.24, the amount of any

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contingent liabilities of any Loan Party (including liabilities in respect of litigation, guaranties and pension plans) shall be calculated as the maximum reasonably anticipated liability in respect thereof as determined by such Loan Party in good faith, in light of all the facts and circumstances existing at the time.

       Section 5.25 Material Contracts. Set forth on Schedule 5.25 is a complete and accurate list of all Material Contracts of each of the Borrower and its Subsidiaries, showing as of the date hereof, the name thereof, the parties, the subject matter and the term. Each such Material Contract has been duly authorized, executed and delivered by the Borrower or applicable Subsidiary (and to Borrower's knowledge, by the other parties thereto), is in full force and effect and is binding upon and enforceable against the Borrower and its Subsidiaries that are parties thereto (and to Borrower's knowledge, against the other parties thereto) in accordance with its terms.

       Section 5.26 Nature of Business. As of the Closing Date, the Borrower and its Subsidiaries, other than inactive Subsidiaries that are Excluded Subsidiaries, are engaged in the business of developing, manufacturing and marketing medical devices, implants and biomaterials for use in surgery or other medical treatment, or activities related, ancillary or complementary thereto.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.14) cause each Subsidiary to:

       Section 6.01 Financial Statements. Deliver to the Administrative Agent (for further distribution to each Lender), in form and detail satisfactory to the Administrative Agent and the Required Lenders:

          (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year thereafter of the Borrower and its Consolidated Subsidiaries (or, if earlier, the date that is five (5) days after the reporting date for such information required by the SEC), a consolidated (but not consolidating) balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and the respective related consolidated (but not consolidating) statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated balance sheet and statements to be audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) if required by applicable law, an attestation report of such Registered Public Accounting Firm as to the Borrower's internal controls pursuant to Section 404 of Sarbanes-Oxley; and

          (b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and its Consolidated Subsidiaries (or, if earlier, the date that is five (5) days after the reporting date for such information required by the
SEC), a consolidated (but not consolidating) balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal quarter, and the related consolidated (but not consolidating) statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of such fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year or in the case of the balance sheet, the end of the previous fiscal year, all in reasonable detail, such consolidated balance sheet and statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries on a consolidated (but not consolidating) basis in accordance with GAAP, subject only to normal year-end audit adjustments, formatting requirements, and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

       Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent (for further distribution to each Lender), in form and detail satisfactory to the Administrative Agent and the Required Lenders:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth in Section 7.17 or, if such knowledge was obtained, stating the nature and status of such Default setting forth the details of such Default and the action of the Borrower has taken or proposes to take with respect thereto;

          (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower. In connection with the delivery by the Borrower of each Compliance Certificate pursuant to this Section 6.02(b), the Borrower shall deliver to the Administrative Agent supplements to Schedules 5.08, 5.23, and 5.25 and the supplements required by Section 4.15 of the Security Agreement and Section 4.16 of the Pledge Agreement, together with a statement of a Responsible Officer executing the Compliance Certificate, certifying that, as of the date thereof, after giving effect to the supplements to such Schedules and such report delivered therewith, the representations and warranties in Article V hereof are true and correct in all material respects, except those representations and warranties made as of a date certain which remain true and correct in all material respects as of such date;

          (c) [intentionally deleted]

          (d) promptly after the same are available to the public, (i) copies of management discussion and analysis in relationship to the financial statements delivered pursuant to Sections 6.01(a) and 6.01(b), (ii) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower or any of its Subsidiaries, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any of its Subsidiaries may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto, and (iii) upon the request of the Administrative Agent, all written reports and information concerning material matters to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor or other agencies or authorities concerning environmental, health or safety matters;

          (e) within forty-five (45) days following the end of each fiscal year of the Borrower, an annual business plan and forecasts and budget of the Borrower and its Subsidiaries containing, among other things, summary pro forma financial information for the next fiscal year with respect to each fiscal quarter;

          (f) promptly, upon receipt thereof, copies of all notices of default or termination received by any Loan Party or any of its Subsidiaries under or pursuant to any Material Contract and, from time to time upon request by the Administrative Agent, such information and reports regarding the Material Contracts as the Administrative Agent may reasonably request; and

          (g) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any of its Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

         Documents required to be delivered pursuant to Sections 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02, or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender, the L/C Issuer and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent, the L/C Issuer or any Lender upon receipt by Borrower of a written request from the Administrative Agent, the L/C Issuer or such Lender, and (ii) the Borrower shall notify the Administrative Agent, the L/C Issuer and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance

Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies, of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (ii) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat the Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (iii) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (iv) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor." Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials "PUBLIC."

       Section 6.03 Notices. Promptly notify the Administrative Agent upon knowledge of an Executive Officer of any Loan Party:

          (a) of the occurrence of any Default;

          (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Material Contract of the Borrower or any of its Subsidiaries, (ii) any dispute, action, litigation, investigation, proceeding or suspension between the Borrower or any of its Subsidiaries and any Governmental Authority, or (iii) the commencement of, or any material development in, any action, litigation, investigation or proceeding affecting the Borrower or any of its Subsidiaries, including pursuant to any applicable Environmental Laws;

          (c) of the occurrence of any ERISA Event;

          (d) of a determination by the Borrower or its auditor of the occurrence of any Internal Control Event; and

          (e) of any material change in accounting policies or financial reporting practices by the Borrower or any of its Subsidiaries that are not generally applicable to other companies.

         Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

       Section 6.04 Payment of Obligations. Pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (a) all Federal, state and other material tax liabilities, fees, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate actions or proceedings reasonably conducted and adequate reserves in accordance with GAAP are being maintained, (b) all lawful claims which, if unpaid, would by Law become a Lien (other than a Permitted Lien) upon its property, and (c) all Indebtedness (other than Indebtedness the non-payment of which would not result in an Event of Default under Section 8.01(e)), as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

       Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain, in full force and effect its legal existence, legal structure, legal name and good standing under the Laws of the jurisdiction of its incorporation or organization, except in a transaction permitted by Sections 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses, approvals and franchises in each case which are necessary or desirable in the normal conduct of its business, except in a transaction permitted by Sections 7.04 and 7.05; (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect; and (d) do all things necessary to maintain, renew, extend or continue in effect all Licenses which may at any time and from time to time be necessary for the Borrower or any of its Subsidiaries to operate its business in compliance with all Laws, except, in each case, where the failure to do so, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

       Section 6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition except to the extent the failure to do so could not reasonably be expected to have a material adverse impact on the operations or business of any Loan Party, ordinary wear and tear and Casualty and Condemnation excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

       Section 6.07 Maintenance of Insurance; Certain Proceeds. (a) Maintain with financially sound and reputable insurance companies, insurance (including liability insurance and casualty insurance), with respect to its properties and business against loss or damage of the kinds customarily insured against by

Persons engaged in the same or similar businesses and owning similar properties in localities where such Borrower or such Subsidiary operates, of such types and in such amounts, with such deductibles and covering such risks, as are customarily carried under similar circumstances by such other Persons (or otherwise required in the Collateral Documents) or with self-insurance programs in the ordinary course of business that are customary for companies in similar businesses and of similar size; provided, that, with respect to general liability or product liability insurance, self-insurance exposure will not exceed $2,000,000 in the aggregate in any fiscal year. The Administrative Agent shall be named as additional insured with respect to any such liability insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of the Borrower or any of its Subsidiaries or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies.

            (b) In connection with the covenants set forth in this Section
6.07, it is understood and agreed that except for gross negligence or intentional misconduct, none of the Administrative Agent, the Lenders or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07, it being understood that (A) except for gross negligence or intentional misconduct, the Borrower and its Subsidiaries shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) to the extent provided in such policies, such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower shall, and shall cause each Subsidiary to, waive its right of recovery, if any, against the Administrative Agent, the Lenders and their agents and employees, to the extent permitted by Law.

       Section 6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate actions or proceedings reasonably conducted or (b) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

       Section 6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and its Subsidiaries, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower and its Subsidiaries.

       Section 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records,

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and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of Administrative Agent or such Lender and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. The Borrower agrees that the Administrative Agent and its representatives may conduct an annual audit of the Collateral, at the expense of the Borrower. Administrative Agent, Lenders and such contractors shall comply with any safety or confidentiality rules adopted by Borrower.

       Section 6.11 Further Assurances with Respect to Additional Loan Parties.
(a) Notify the Administrative Agent at the time that any Person becomes a direct or indirect Subsidiary of a Loan Party, (b) promptly thereafter (and in any event within thirty (30) days), cause such Person, unless such Person is an Excluded Subsidiary, to execute and deliver a Joinder Agreement and such other documents as the Administrative Agent shall deem appropriate for such purpose,
(c) promptly thereafter (and in any event within thirty (30) days), unless such Person is an Excluded Subsidiary, pledge and maintain a pledge of one hundred percent (100%) of the Equity Interests of such Subsidiary (subject to no Liens), and (d) promptly thereafter (and in any event within thirty (30) days), unless such Person is an Excluded Subsidiary, deliver, and cause such Person to deliver, to the Administrative Agent documents of the types referred to in clauses (iii), (iv), (vi), (ix), (x), (xi), (xii), (xiii), and (xiv) of Section 4.01(a) and favorable opinions of counsel to the Borrower and such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in subsection (a) of Section 4.01), all in form, content and scope reasonably satisfactory to the Administrative Agent. It is understood and agreed that Property acquired (i) in a Permitted Acquisition that secures Indebtedness permitted pursuant to Section 7.03(g)(x) and (ii) with purchase money Indebtedness permitted pursuant to
Section 7.03(g)(y) (collectively, "Liened Property"), that is of the same type as the Collateral securing the Obligations, is not required to be Collateral for the Obligations until the date that is ten (10) Business Days following the date the Indebtedness that the Liened Property secures is repaid. Any UCC financing statements required to be delivered pursuant to Section 4.01(a)(xii) shall not cover any Liened Property until required by the terms of this Section 6.11 and
Section 6.12.

       Section 6.12 Further Assurances with Respect to Additional Collateral. Execute, any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to comply with the terms of this Agreement and the other Loan Documents, including causing, to the fullest extent permitted by Law, (i) the Collateral to be subject to a first priority security interest in favor of the Administrative Agent (subject, in the case of non-possessory security interests, to the Permitted Liens) and (ii) the pledge of the Equity Interests of the Borrower and its Subsidiaries which is subject to a pledge pursuant to the Pledge Agreement, in each case to secure all the Obligations, all at the expense of the Borrower. The Borrower also agrees to provide to the Administrative Agent, from time to time upon the Administrative Agent's reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the validity, perfection and priority of the Liens created or intended to be created by the Loan Documents. It is understood and agreed that Liened Property that is of the same type as the Collateral securing the Obligations is not required to be Collateral for the Obligations until the date that is ten
(10) Business Days following the date the Indebtedness that the Liened Property secures is repaid.

       Section 6.13 Performance of Material Contracts, etc.. Do the following:
(a) perform and observe all the terms and provisions of each Material Contract to be performed or observed by it; and (b) maintain each such Material Contract in full force and effect and enforce each such Material Contract in accordance with its terms, except, in the case of either (a) or (b), where the failure to do so, either individually or in the aggregate, and after giving effect to any replacement thereof, could not be reasonably likely to have a Material Adverse Effect.

       Section 6.14 Use of Proceeds. Use the proceeds of the Loans solely for the purposes set forth in Section 5.19. Use the proceeds of the Swing Line Loans solely to provide for the working capital requirements of the Borrower and its Subsidiaries and for the general corporate purposes of the Borrower and its Subsidiaries not in contravention of Laws or any Loan Document. Use the Letters of Credit only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, trade transactions and other obligations relating to transactions entered into by the Borrower and its Subsidiaries in the ordinary course of business.

       Section 6.15 Environmental. (a) Upon the reasonable written request of the Administrative Agent following the occurrence of any event or the discovery of any condition that the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 5.13 to be untrue in any material respect, furnish or cause to be furnished to the Administrative Agent, at the Borrower's expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where required by applicable Laws, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of Hazardous Materials on the applicable Subject Property and as to the compliance by the Borrower and its Subsidiaries with Environmental Laws at such Subject Property; provided that if Borrower is in the process of working with a Governmental Authority to address such event or condition, Borrower shall provide Administrative Agent with copies of all assessments, reports and other materials being provided to such Governmental Authority in lieu of the environmental assessments required above.

          (b) Conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from or affecting any of the Subject Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Subject Properties to the extent any failure could have a Material Adverse Effect.

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                                  ARTICLE VII
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, directly or indirectly, nor shall it permit any Subsidiary to, directly or indirectly:

       Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (with such Liens described below being referred to herein as "Permitted Liens"):

          (a) Liens pursuant to any Loan Document;

          (b) Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof; provided that (i) the property covered thereby is not broadened, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(k);

          (c) Liens for taxes, fees, assessments or other governmental charges that (i) do not exceed, when added to the Liens existing pursuant to clause
(d)(i) below, $5,000,000 in the aggregate at any time or (ii) are not yet due or which are not delinquent or remain payable without penalty, or to the extent non-payment thereof is permitted by Section 6.04; provided, that, no notice of lien has been filed or recorded under the Code or other applicable Law;

          (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business that
(i) do not exceed, when added to the Liens existing pursuant to clause (c)(i) above, $5,000,000 in the aggregate at any time or (ii) which are not delinquent or which are being contested in good faith and by appropriate actions or proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves with respect thereto are maintained on the books of the applicable person in accordance with GAAP;

          (e) pledges or deposits made by the Borrower or any of its Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

          (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness, excluding balancing payments), commercial letters of credit, letters of credit for the account of a Foreign Subsidiary (where the amount of such deposits do not exceed, when added to the amount of all Guarantees issued and outstanding at such time pursuant to Section 7.03(c)(ii), $5,000,000), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property of the Borrower or any of its Subsidiaries which do not materially interfere with the ordinary conduct of the business of the applicable Person;

          (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h); provided that enforcement of such Liens is effectively stayed;

          (i) Liens securing Indebtedness permitted under Section 7.03(d) and
(g);
          (j) Liens arising from precautionary UCC financing statement filings with respect to operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; and

          (k) Customary rights of lien and setoff with respect to deposits with banks or other depository institutions and with respect to securities and cash held by brokers and dealers.

       Section 7.02 Investments. Make or hold any Investments in any Person, except:

          (a) Investments by the Borrower or any Subsidiary Guarantor held in the form of Cash Equivalents;

          (b) Investments made prior to the Closing Date set forth in Schedule 7.02;

          (c) Advances to directors, officers, employees and consultants of the Borrower or any other Subsidiary for payroll, travel and to cover similar matters, each of which is expected at the time of such advance to be treated as an expense for accounting purposes and that are made in the ordinary course of business and loans to directors, officers, employees and consultants of the Borrower or any Subsidiary Guarantor in the ordinary course of business as presently conducted, such advances and loans in an aggregate principal amount not to exceed $2,000,000 in the aggregate at any one time outstanding; provided, however that any such advances or loans to directors or executive officers shall only be permitted to the extent allowable under Sarbanes-Oxley;

          (d) Investments by any Loan Party in and to the Borrower or any other Loan Party in the form of contributions to capital or loans or advances; provided that (i) immediately before and after giving effect thereto, no Event of Default exists or would result therefrom, (ii) each such item of intercompany Indebtedness shall be unsecured and (iii) each such item of intercompany Indebtedness owed to the Borrower from another Loan Party shall be evidenced by an Intercompany Note which shall be pledged as security for the Obligations of the holder thereof under the Loan Documents and delivered to the Administrative Agent pursuant to the terms of the Collateral Documents;

          (e) Investments by any Excluded Subsidiary in and to the Borrower or any other Subsidiary of the Borrower;

          (f) Other than Investments permitted pursuant to clause (g) below, Investments by any Loan Party in and to Excluded Subsidiaries of up to $5,000,000 in the aggregate in each fiscal year; provided, that, within any fiscal year if any portion of an Investment made pursuant to this clause (f) is repaid to a Loan Party, then such repaid amount may be reinvested under this clause (f) during such fiscal year as long as the aggregate amount of Investments to Excluded Subsidiaries in such fiscal year does not exceed $5,000,000;

          (g) Investments that constitute Permitted Acquisitions (including Investments in Foreign Subsidiaries for the purpose of effecting a Permitted Acquisition);

          (h) Investments in Swap Contracts permitted under Section 7.03(d);

          (i) Guarantees permitted by Section 7.03;

          (j) Investments made as a result of the receipt of non-cash consideration from a Disposition that was made pursuant to and in compliance with this Agreement; provided, however, that at no time shall Investments of this type exceed $5,000,000 in the aggregate;

          (k) Extensions of credit to customers in the ordinary course of business;

          (l) Investments made out of the proceeds of an issuance of Qualified Equity Interests of the Borrower substantially concurrent with such issuance; provided, that, (A) the Property acquired (or the Property of the Person acquired) in such transaction shall be used or useful in the same or similar line of business as the Loan Parties on the Closing Date, including activities ancillary, related or complementary thereto, (B) after giving effect to such transaction on a Pro Forma Basis, the total equity and debt investments of the Borrower and its Domestic Subsidiaries in the Foreign Subsidiaries does not exceed fifty percent (50%) of the aggregate book value of the total assets of the Borrower and its Domestic Subsidiaries, all as determined in accordance with GAAP, (C) in the case of an Acquisition of the Equity Interests of another Person, (i) the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition and (ii) with respect to any Acquisition in excess of $20 million, the Borrower shall have delivered to the Administrative Agent, a Compliance Certificate signed by a Responsible Officer of the Borrower demonstrating compliance with the financial covenants hereunder after giving effect to the transaction on a Pro Forma Basis, and reaffirming that the representations are true and correct in all material respects as of such date, except those representations and warranties made as of a date certain, which shall remain true and correct in all material respects as of such date and providing supplements to the Schedules as required by the Compliance Certificate, (D) no Event of Default has occurred and is continuing or would result therefrom; (E) the Borrower and its Consolidated Subsidiaries shall be in compliance on a Pro Forma Basis with Section 7.17 after giving effect to such transaction, (F) the transaction shall not involve the acquisition of an interest in a general partnership or joint venture or have a requirement that any Loan Party be a general or joint venture partner other than in compliance with Section 7.16, and (G) the Loan Parties shall, and shall cause the party that is the subject of the transaction to, execute and deliver such joinder and pledge agreements, security agreements and intercompany notes and take such other actions as may be necessary for compliance with the provisions of Sections 6.11 and 6.12; and

          (m) Investments of a nature not contemplated in the foregoing subsections in an amount not to exceed $10,000,000 in the aggregate at any time outstanding.

       Section 7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness under the Loan Documents;

          (b) Indebtedness listed on Schedule 7.03 that is outstanding on the Closing Date;

          (c) Guarantees of the Borrower or any of its Subsidiaries in respect of Indebtedness of the Borrower or any of its Subsidiaries otherwise permitted hereunder; provided that Loan Parties may (i) issue Guarantees under this clause only in respect of Indebtedness of other Loan Parties and (ii) issue Guarantees of Indebtedness of Excluded Subsidiaries that does not exceed, when added to the amount of all deposits to secure letters of credit for the account of a Foreign Subsidiary under Section 7.01(f), $5,000,000 in the aggregate at any time outstanding;

          (d) obligations (contingent or otherwise) existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view," and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

          (e) intercompany Indebtedness constituting an Investment that is permitted under Sections 7.02(d) and (e);

          (f) so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Borrower and its Consolidated Subsidiaries shall be in compliance on a Pro Forma Basis with Section 7.17 after giving effect to such transaction, subordinated Indebtedness that (A) (x) if such subordinated Indebtedness is not a public debt issue, is expressly subordinated to the Obligations on terms substantially as set forth on Exhibit K hereto or otherwise satisfactory to the Administrative Agent, and (y) if such subordinated Indebtedness is a public debt issue, is expressly subordinated on terms that are customary for public subordinated debt transactions at the time of issue for companies of similar credit standing and size and has a maturity date that is no earlier than 5-1/2 years after the Closing Date, (B) contains representations, warranties, covenants, terms and provisions that are no more restrictive, taken as a whole, than those contained in this Agreement and (C) when added to the outstanding amount of the Convertible Notes and any outstanding Indebtedness incurred pursuant to clauses (g) and (h) of this
Section 7.03, does not exceed $200 million in the aggregate at any time outstanding;

          (g) so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Borrower and its Consolidated Subsidiaries shall be in compliance on a Pro Forma Basis with Section 7.17 after giving effect to such transaction, secured Indebtedness in an aggregate principal amount not to exceed $25 million at any time outstanding; provided, that, such Indebtedness is not contractually senior in right of payment to the payment of the Indebtedness arising under this Agreement and the Loan Documents and either (x) was assumed or existed in connection with a Permitted Acquisition and the Liens securing such Indebtedness do not at any time encumber any Property other than the Property acquired in such Permitted Acquisition, or (y) is purchase money Indebtedness (including Capitalized Leases or Off-Balance Sheet Obligations) so long as (i) such Indebtedness, when incurred, shall not exceed 100% of the cost or fair market value, whichever is lower, of the Property being acquired on the date of acquisition plus fees and expenses reasonably incurred in connection with such acquisition, (ii) such Indebtedness is created and any Lien attaches to such Property concurrently with or within forty-five (45) days of the acquisition thereof, and (iii) such Lien does not at any time encumber any Property other than the Property financed by such Indebtedness; provided, that, as provided in clause (f) above, any Indebtedness incurred and outstanding under this clause (g) and clause (h) of this Section
7.03 shall reduce, dollar for dollar, the amount of Indebtedness available to be incurred under clause (f) of this Section 7.03;

          (h) so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Borrower and its Consolidated Subsidiaries shall be in compliance on a Pro Forma Basis with Section 7.17 after giving effect to such transaction, unsecured Indebtedness (including reimbursement obligations under letters of credit and obligations in respect of performance bonds and completion guarantees) in an aggregate principal amount not to exceed $50 million at any time outstanding provided that such Indebtedness is not contractually senior in right of payment to the payment of the Indebtedness arising under this Agreement and the Loan Documents; provided, that, as provided in clause (f) above, any Indebtedness incurred and outstanding under this clause (h) and clause (g) of this Section 7.03 shall reduce, dollar for dollar, the amount of Indebtedness available to be incurred under clause (f) of this Section 7.03;

          (i) Indebtedness arising from any agreement entered into by the Borrower or any Subsidiary providing for customary indemnification, purchase price adjustment, contingent consideration or similar obligations, in each case, incurred or assumed in connection with an Acquisition or Disposition permitted hereunder;

          (j) Securities issued in the Convertible Note Exchange; and

          (k) Indebtedness representing a refinancing, refunding, renewal or extension of Indebtedness (x) permitted by clause (b), (f) or (j) above; provided, that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension, (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate, (iii) with respect to the Convertible Notes and any subordinated debt incurred pursuant to Section 7.03(f) or (j), the maturity date is no earlier than 5 1/2 years after the Closing Date, and (iv) with respect to any Indebtedness incurred pursuant to Section 7.03(f) above as long as the conditions to the incurrence thereof as set forth in clause (f) remain true and correct at the time of and after giving effect to such refinancing, renewal or extension, and (y) permitted by clause (h) above, as long as the conditions to the incurrence thereof remain true and correct at the time of and after giving effect to such refinancing, renewal or extension .

       Section 7.04 Fundamental Changes and Acquisitions.

          (a) Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) the Borrower and its Consolidated Subsidiaries shall be in compliance with Section 7.17 after giving effect to such transaction on a Pro Forma Basis:

              (i) the Borrower may merge or consolidate with any of its wholly-owned Subsidiaries; provided that (A) the Borrower shall be the continuing or surviving Person, and (B) the Loan Parties shall cause to be delivered such documents, instruments and certificates as to cause the Loan Parties to be in compliance with the terms of Sections
          6.11 and 6.12;

              (ii) any wholly-owned Subsidiary of the Borrower may be party to a transaction of merger or consolidation with a wholly-owned Subsidiary of the Borrower; provided that the Loan Parties shall cause to be delivered such documents, instruments and certificates as to cause the Loan Parties to be in compliance with the terms of Sections 6.11 and 6.12;

              (iii) a Subsidiary may be a party to a transaction of merger or consolidation with a Person other than the Borrower or any Subsidiary of the Borrower; provided that (A) the surviving entity shall be a wholly-owned Subsidiary of the Borrower, and (B) the transaction shall otherwise constitute a Permitted Acquisition;

              (iv) the Borrower may be a party to a transaction of merger or consolidation with a Person other than a Subsidiary of the Borrower in order to effect an Acquisition; provided, that, (A) the surviving entity shall be the Borrower and (B) such Acquisition shall otherwise comply with clauses (a), (b), (c), (d), (e), (f), (g) and (i)(1) of the definition of "Permitted Acquisition".

              (v) a Subsidiary may enter into a Disposition permitted under Sections 7.05(d), (e) and (f);

              (vi) the Borrower may enter into a Disposition permitted under Sections 7.05(d) and (e);

              (vii) an Excluded Subsidiary may be voluntarily dissolved or liquidated into any other Subsidiary; and

              (viii) Integra Neurosciences PR, Inc. may merge into Integra CI, Inc.

          (b) Make or permit any Subsidiary to make any Acquisition other than
(i) a Permitted Acquisition, (ii) an Acquisition permitted by Section 7.04(a),
(iii) an Investment permitted by Section 7.02(l) that constitutes an Acquisition or (iv) the acquisition of intellectual property in the ordinary course of business that constitutes an Acquisition.

       Section 7.05 Dispositions. Make any Disposition (other than any Casualty or Condemnation) or enter into any agreement to make any Disposition, except:

          (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

          (b) Dispositions of inventory in the ordinary course of business;

          (c) Dispositions of equipment or real property in the ordinary course of business to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably applied to the purchase price of similar replacement property within 90 days of such Disposition;

          (d) Dispositions of property (i) by the Borrower or a Subsidiary of the Borrower to the Borrower or a Subsidiary Guarantor and (ii) by an Excluded Subsidiary to the Borrower or another Subsidiary;

          (e) Dispositions that constitute Investments permitted by Sections
7.02 and Dispositions made in connection with transactions permitted by Section 7.04;

          (f) other Dispositions (including charitable donations) as long as the aggregate proceeds of all such Dispositions made pursuant to this clause (f) by the Borrower and its Subsidiaries during the term of this Agreement does not exceed, in the aggregate, an amount equal to ten percent (10%) of the aggregate book value of all tangible assets of the Borrower and its Subsidiaries as of the date of such Disposition;

          (g) licensing (including sublicensing) of intellectual property in the ordinary course of business,

          (h) the lease or sublease of real property in the ordinary course of business;

          (i) exchanges of Cash Equivalents for other Cash Equivalents;

          (j) assignments of contract rights in the ordinary course of business; and

          (k) other Dispositions not exceeding $500,000 in the aggregate during the term of this Agreement.

provided, that, any Disposition pursuant to subsections (a) through (k) shall be for fair market value (other than charitable donations made pursuant to clause
(f) above).

       Section 7.06 Restricted Payments. Declare or make any Restricted Payment or incur any obligation contingent or otherwise to do so, or issue or sell any Equity Interests, except that so long as no Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

          (a) the Borrower or any of its Subsidiaries may declare and pay dividends and distributions payable solely in Qualified Equity Interests of the Borrower or such Subsidiary;

          (b) any Subsidiary of the Borrower may declare and pay dividends to the Borrower or any Subsidiary of the Borrower;

          (c) the Borrower may repay the Convertible Notes if (i) in the event the Convertible Notes remain outstanding on the first day of the RLL Maintenance Period, then the Borrower maintains Liquidity of at least $160 million at all times during the RLL Maintenance Period until the earlier of (x) the expiration of the RLL Maintenance Period and (y) the date the Convertible Notes have been repaid or refinanced as permitted hereby and (ii) after giving effect to any proposed repayment of the Convertible Notes, irrespective of when paid, the Borrower has Liquidity of at least $40 million;

          (d) the Borrower may at any time, and from time to time after the Closing Date, make Restricted Payments if, after giving effect to such Restricted Payment, (x) there will be no Loans outstanding or (y) there will be Loans outstanding (i) not to exceed $35 million in any fiscal year if, at the time of such Restricted Payment, the Borrower's Senior Leverage Ratio is greater than or equal to 1.50 to 1.00 and (ii) not to exceed $75 million in any fiscal year if, at the time of such Restricted Payment, the Borrower's Senior Leverage Ratio is less than 1.50 to 1.00; provided, that, it is understood that this
Section 7.06(d) does not apply to payments made in respect of the Convertible Notes, which is governed by the terms of Section 7.06(c) above;

          (e) the Borrower may issue or sell Qualified Equity Interests so long as such issuance or sale does not result in a Change of Control;

          (f) the Borrower and its Subsidiaries may issue Qualified Equity Interests in connection with a transaction permitted by Section 7.04 or 7.05; and

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          (g) the Borrower may repurchase or refinance its outstanding Equity
Interests out of the proceeds of a substantially concurrent issuance of, or an exchange for, Qualified Equity Interests.

       Section 7.07 Amendment, Etc. of Indebtedness, Other Material Contracts and Constitutive Documents and Payments in respect of Indebtedness.

          (a) After the issuance thereof, amend or modify (or permit the amendment or modification of (including any waivers of)), the terms of any subordinated Indebtedness (including the Convertible Notes and any Indebtedness issued pursuant to the terms of Section 7.03(f)) in a manner adverse to the interests of the Lenders (including, without limitation, specifically shortening any maturity or average life to maturity or requiring any payment sooner than previously scheduled or increasing the interest rate or fees applicable thereto); provided, however, the Convertible Notes may be amended to permit the Convertible Note Exchange.

          (b) Subject to Section 7.07(a), cancel or terminate any Material Contract (other than the Permitted Swap Termination) or consent to or accept any cancellation or termination thereof by any Consolidated Party, amend or modify (or permit the amendment or modification of (including any waivers of)), any Material Contract, waive any default under or breach of any Material Contract, or take any other action in connection with any Material Contract, unless, in each case, any such cancellation, termination, amendment or modification, or consent, waiver or approval thereunder, could not reasonably be expected to have a Material Adverse Effect.

          (c) Amend its Organization Documents, unless, in each case, any such amendment is not adverse in any material respect to the Lenders.

          (d) Make any payment in contravention of the terms of any subordination with respect to any Indebtedness.

          (e) Make any prepayment, redemption, defeasance or acquisition for value (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any subordinated Indebtedness permitted under Sections 7.03(b), 7.03(f), and 7.03(j) (including any refinancing thereof pursuant to Section 7.03(k)) other than regularly scheduled payments of principal and interest on such Indebtedness, refinancings thereof permitted pursuant to Section 7.03(k) and prepayments of such Indebtedness with the proceeds of a substantially concurrent issuance of Qualified Equity Interests; provided, that, the Borrower may repay the Convertible Notes on the terms set forth in Section 7.06(c) and may exchange the Convertible Notes in the Convertible Note Exchange.

       Section 7.08 Change in Nature of Business. Make any material change in the nature of its business as carried on at the Closing Date; provided that the Borrower and its Subsidiaries may engage in activities ancillary, related or complementary to the business currently carried on at the Closing Date.

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       Section 7.09 Transactions with Affiliates. Engage in any transaction or series of transactions with (a) any Subsidiary or Affiliate of the Borrower or any of its Subsidiaries, or (b) any Affiliate of any such Subsidiary or Affiliate, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided, that this Section 7.09 shall not restrict (i) transactions between Loan Parties, (ii) transactions between Excluded Subsidiaries, (iii) transactions whereby the Borrower or a Subsidiary provides management or administrative services to a Subsidiary, or (iv) customary indemnities of officers and directors consistent with Law, payment of reasonable fees to directors and the customary issuance of directors' shares.

       Section 7.10 Limitations on Restricted Actions. Enter into or create or otherwise cause to exist (other than by Law) or become effective any agreement or arrangement that: (a) limits the ability (i) of any Consolidated Party to make Restricted Payments to any Loan Party, (ii) of the Borrower or any of its Subsidiaries to act as a guarantor and pledge its assets pursuant to the Loan Documents or (iii) of any Consolidated Party to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause
(iii) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Liens permitted under Section 7.01 (but such negative pledge must be limited to the asset that is the subject of such Permitted Lien) and in favor of any holder of Indebtedness permitted under Section 7.03(g) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, (B) restrictions incurred or assumed in connection with the Acquisition of a Foreign Subsidiary, or (C) customary non-assignment provisions in licenses, sublicenses, leases and subleases entered into in the ordinary course of business and consistent with past practices; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

       Section 7.11 Sale-Leasebacks; Off-Balance Sheet Obligation. Enter into any Sale and Leaseback Transaction or Off-Balance Sheet Obligation, unless such Sale and Leaseback Transaction or Off-Balance Sheet Obligation constitutes Indebtedness permitted by Section 7.03(g).

       Section 7.12 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

       Section 7.13 Impairment of Security Interests. Take or omit to take any action which action or omission might or would materially impair the security interests in favor of the Secured Parties with respect to the Collateral.

       Section 7.14 Ownership of Foreign Subsidiaries. Notwithstanding any other provision of this Agreement, permit any Foreign Subsidiary to be a direct Subsidiary of the Borrower.

       Section 7.15 Fiscal Year. Change its fiscal year unless such change is not adverse in any respect to the Lenders.

       Section 7.16 Partnerships, etc. Become a general partner or joint venture partner of any Person unless (i) such partnership or joint venture interest represents at least 50% of the voting power of such entity and (ii) the Borrower will be in compliance with Section 7.17 after giving effect to the incurrence of the liabilities of such partnership or joint venture on a Pro Forma Basis.

       Section 7.17 Financial Covenants.

          (a) Maximum Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio of the Borrower and its Consolidated Subsidiaries at any time during any period of four consecutive fiscal quarters to be greater than
3.25 to 1.0.

          (b) Maximum Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio of the Borrower and its Consolidated Subsidiaries at any time during any period of four consecutive fiscal quarters to be greater than 2.25 to 1.0.

          (c) Minimum Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Consolidated Subsidiaries at any time during any period of four consecutive fiscal quarters to be less than 2.0 to 1.0.

          (d) Liquidity. During the RLL Maintenance Period and until such time as the Convertible Notes have been repaid or refinanced as permitted in this Agreement, permit the Liquidity of the Borrower and its Consolidated Subsidiaries to be less than $160 million.

       Section 7.18 Independent of Covenants. All covenants contained in Article VI and Article VII of this Agreement shall be given independent effect so that if a particular action or condition is not permitted by one covenant, the fact that such action or condition would be permitted by another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

       Section 8.01 Events of Default. Any of the following shall constitute an Event of Default:

          (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

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

          (b) Specific Covenants. The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any Section 6.03, 6.05(a), 6.10, 6.11, 6.12, 6.14, or Article VII or any Guarantor fails to perform or observe any term, covenant or agreement contained in Section 4.1 of the Guaranty; or

          (c) Other Defaults. The Borrower or any other Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection
(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; provided, that, if Borrower or such other Loan Party has commenced a cure for such failure during the initial 30-day cure period and is diligently and continuously pursuing such cure, such initial 30-day cure period may be extended for up to 90 days; or

          (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

          (e) Cross-Default. (i) Any Loan Party (A) fails to make any payment when due, after giving effect to all applicable grace and cure periods, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition, after giving effect to all applicable grace and cure periods, relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries), to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable; (ii) any Loan Party fails in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any Material Contract (other than those covered in clauses
(i) and (iii) hereof) and such default together with any other such defaults, could reasonably be expected to have a Material Adverse Effect; or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party is the Defaulting Party (as defined in such Swap Contract) or (B) except for the Permitted Swap Termination, any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which any Loan Party is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by such Loan Party as a result thereof is greater than the Threshold Amount; or

          (f) Insolvency Proceedings, Etc. Any Loan Party (i) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors or (ii) applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

          (g) Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

          (h) Judgments. There is entered against any Loan Party (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent (x) not covered by independent third-party insurance as to which the insurer does not dispute coverage or (y) the full amount of which judgment is not reserved by the Borrower in cash), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any of its Subsidiaries or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

          (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower, any of its Subsidiaries or any of their respective Affiliates contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document, or in the case of any Lien granted pursuant to any Collateral Document (including any Lien granted after the Closing Date in accordance with Section 6.11 or 6.12) in favor of the Administrative Agent, such

Lien ceases to have the priority purported to be granted under such Collateral Document or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or

          (k) Subsidiary Guaranty. The Subsidiary Guaranty given by any Subsidiary Guarantors (including any Person that becomes a Subsidiary Guarantor after the Closing Date in accordance with Section 6.11) or any provision thereof shall cease to be in full force and effect, or any Subsidiary Guarantor (including any Person that becomes a Subsidiary Guarantor after the Closing Date in accordance with Section 6.11) or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiary Guaranty; or

          (l) Change of Control. There occurs any Change of Control; or

          (m) Material Adverse Effect. There occurs a Material Adverse Effect.

       Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

          (a) declare the Commitments of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

          (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

          (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, including, without limitation, all rights and remedies existing under the Collateral Documents and all rights and remedies against any Subsidiary Guarantor;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

       Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under
Article III hereof and Section 2.5 of the Subsidiary Guaranty) payable to the Administrative Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit Fees and Commitment Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III hereof and Section 2.5 of the Subsidiary Guaranty), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees, Commitment Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

         Fourth, ratably (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans and the L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this subclause
(i) to this clause Fourth held by them and (ii) to payment of that portion of the Obligations constituting amounts owing under or in respect of Secured Swap Contracts and Secured Cash Management Services Agreements, ratably among the Swap Banks and Cash Management Banks in proportion to the respective amounts described in this subclause (ii) to this clause Fourth held by them.

         Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

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                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

       Section 9.01 Appointment and Authority.

          (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

       Section 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

       Section 9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

         The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

         The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

       Section 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

       Section 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

       Section 9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

         Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

       Section 9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

       Section 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Book Managers or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

       Section 9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

       Section 9.10 Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

          (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration, termination or Cash Collateralization of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and

          (b) to release any Subsidiary Guarantor from its obligations under the Guaranty and release the pledge of its assets, stock, and indebtedness if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to any release pursuant to this Section 9.10.

                                   ARTICLE X
                                  MISCELLANEOUS

       Section 10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower and the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall

          (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

          (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

          (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder (other than late fees and default interest) or under any other Loan Document without the written consent of each Lender directly affected thereby;

          (d) reduce or subordinate the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

          (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

          (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

          (g) release all or substantially all of the value of the Subsidiary Guaranty, or release all or substantially all of the Collateral in any transaction or series of related transactions except as specifically permitted by the Loan Documents without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (iv) each of the Fee Letter and the Commitment Letter may be amended and (v) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or part of whose loans are being funded by an SPC at the time of such amendment, waiver or other modification;, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender. Upon delivery by the Borrower of each Compliance Certificate of a Responsible Officer certifying supplements to the Schedules to this Agreement pursuant to Section 6.02(b), the schedule supplements attached to each such certificate shall be incorporated into and become a part of and supplement Schedules 5.08, 5.23 and 5.25 hereto, as applicable, and the Administrative Agent may attach such schedule supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant thereto.

       Section 10.02 Notices; Effectiveness; Electronic Communication.

          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

              (i) the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

              (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

          (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

         Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

          (c) The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS

OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

          (d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

          e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

       Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

       Section 10.04 Expenses; Indemnity; Damage Waiver.

          (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and reasonable disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender (after the occurrence of a Default) or the L/C Issuer (including the fees, charges and reasonable disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee; provided, that, as long as no Default exists Borrower shall engage and pay for defense counsel that is reasonably acceptable to the Required Lenders in connection with claims brought by third parties and Lenders may engage separate counsel under such circumstances at their own expense (it being understood that upon the occurrence of an Event of Default, all counsel shall be at the cost and expense of Borrower)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder, thereunder or the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

          (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

          (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no party hereto shall assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

          (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

          (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

       Section 10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

       Section 10.06 Successors and Assigns.

          (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder (except pursuant to a transaction expressly permitted hereunder) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section 10.06, (ii) by way of participation in accordance with the provisions of subsection (d) of this
Section 10.06, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 10.06 (and any other attempted assignment or transfer by any party hereto shall be null and void) or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section 10.06. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans

(including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that

              (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5 million and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group will be treated as a single assignment for purposes of determining whether such minimum amount has been met; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

              (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

              (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

              (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth on Schedule 10.06, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.06.

          (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

          (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to
it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

                  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection
(e) of this Section 10.06, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.06. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

          (e) Limitations On Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

          (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

          (h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the Laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $2,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

          (i) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, (i) that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be and (ii) no Lender shall be required to accept the appointment as a successor L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

       Section 10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Law or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to
(i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07 or
(y) becomes available to the Administrative Agent, any Lender or the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

         For purposes of this Section, "Information" means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information either consists of customer lists or customer or product-specific sales information or is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

       Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

       Section 10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

       Section 10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

       Section 10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

       Section 10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       Section 10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender or if any other circumstances exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

          (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

          (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

          (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to
Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

          (d) such assignment does not conflict with applicable Laws.

       Section 10.14 Governing Law; Jurisdiction; Etc.

          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

          (b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND

UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

          c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

          (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

       Section 10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

       Section 10.16 USA Patriot Act Notice. Each Lender subject thereto and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with such Act.

       Section 10.17 Time of the Essence. Time is of the essence of the Loan Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                     INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation, as the Borrower

                                     By:  /s/ David B. Holtz
                                          ------------------------------
                                     Name:  David B. Holtz
                                     Title:  Senior Vice President, Finance

                                     BANK OF AMERICA, N.A., as
                                     Administrative Agent

                                     By:  /s/ Arnie L. Edwards
                                          -------------------------
                                     Name:  Arnie L. Edwards
                                     Title: Vice President

                                     BANK OF AMERICA, N.A., as a Lender, L/C
                                     Issuer and Swing Line Lender

                                     By:  /s/ Arnie L. Edwards
                                          -----------------------------
                                     Name:  Arnie L. Edwards
                                     Title: Vice President

                                     Citibank, FSB, as Co-Syndication Agent
                                     and as a Lender

                                     By:  /s/ Christopher D. Pannacciulli
                                          -------------------------------
                                     Name:  Christopher D. Pannacciulli
                                     Title: Vice President

                                     Suntrust Bank, as Co-Syndication Agent
                                     and as a Lender

                                     By:  /s/ W. Brooks Hubbard
                                          -------------------------------
                                     Name:  W. Brooks Hubbard
                                     Title: Director

                                     Royal Bank of Canada, as Co-Documentation
                                     Agent and as a Lender

                                     By:  /s/ Gordon MacArthur
                                          --------------------------------
                                     Name:  Gordon MacArthur
                                     Title: Authorized Signatory

                                     Wachovia Bank, National Association as
                                     Co-Documentation Agent and as a Lender

                                     By:  /s/ Jeanette A. Griffin
                                          --------------------------------
                                     Name:  Jeanette A. Griffin
                                     Title: Director

                                      Citizens Bank PA, as a Lender

                                      By:  /s/ Mark W. Torie
                                           --------------------------------
                                      Name:  Mark W. Torie
                                      Title: Senior Vice President

                                       PNC Bank National Association,
                                       as a Lender

                                       By:  /s/ Phillip J. Clark
                                            -----------------------------
                                       Name:  Phillip J. Clark
                                       Title: Vice President

                                        Sovereign Bank, as a Lender

                                        By:  /s/ Chris D. Wolfslayer
                                             -----------------------------
                                        Name:  Chris D. Wolfslayer
                                        Title: Vice President

                                         The Bank of New York, as a Lender

                                         By:  /s/ Stephen G. Necel
                                            -------------------------------
                                         Name:  Stephen G. Necel
                                         Title: Vice President

                                          Dresdner Bank AG, New York and
                                          Grand Cayman Branches, as a Lender

                                          By:  /s/ Brian M. Smith
                                               ----------------------------
                                          Name:  Brian M. Smith
                                          Title: Managing Director


                                          By:  /s/ Thomas R. Brady
                                               ----------------------------
                                          Name:  Thomas R. Brady
                                          Title: Director

                                           HSBC Bank USA, NA, as a Lender

                                           By:  /s/ Elizabeth R. Peck
                                                ---------------------------
                                           Name:  Elizabeth R. Peck
                                           Title:  Vice President

                                           Commerce Bank, N.A., as a Lender

                                           By:  /s/ Gerard L. Grady
                                                ---------------------------
                                           Name:  Gerard L. Grady
                                           Title: Vice President

                                           People's Bank, as a Lender

                                           By:  /s/ George F. Paik
                                                ---------------------------
                                           Name:  George F. Paik
                                           Title: Vice President

                                           Brown Brothers Harriman & Co,
                                           as a Lender

                                           By:  /s/ John D. Rogers
                                                ---------------------------
                                           Name:  John D. Rogers
                                           Title: Senior Vice President

                                           Comerica Bank, as a Lender

                                           By:  /s/ Neran Shaya
                                                ---------------------------
                                           Name:  Neran Shaya
                                           Title: Vice President